SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Paradigm Medical Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                        PARADIGM MEDICAL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 29, 2000
                            _________________________

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Paradigm Medical Industries, Inc. (the "Company") to be held on Wednesday, November 29, 2000, beginning at 10:00 a.m. local time (MST) at the Company's corporate headquarters at 2355 South 1070 West, Salt Lake City, Utah. At the Annual Meeting, shareholders will act on the following matters:

        1. To elect four directors to serve until the next annual meeting of the shareholders and until their respective successors are elected and qualified.

        2. To amend the Company's 1995 Stock Option Plan to authorize an additional 500,000 shares of Common Stock to be made available for issuance under the Plan.

        3. To approve the granting of stock options to purchase 75,000 shares of Common Stock at $4.00 per share to each of Robert L. Frome, an outside director, and to Patrick N. Kolenik and Steven
               J. Bayern, former outside directors of the Company, and the granting of stock options to purchase 75,000 shares of Common Stock at an exercise price of $6.00 per share to each of Dr. David Silver and Randall A. Mackey, outside directors of the Company.

        4. To ratify the appointment of Tanner & Co. as the Company's independent accountants for the fiscal year ending December 31, 2000.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Also included is a single-page Proxy/Voting Instruction Form and a postage prepaid return envelope. Only shareholders of record at the close of business on October 16, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy/Voting Instruction Form in the postage prepaid envelope as promptly as possible.

                                                     Sincerely yours,


                                                     /s/__________________
                                                     Thomas F. Motter
                                                     Chairman of the Board
                                                     and Chief Executive Officer

October 20, 2000
Salt Lake City, Utah

                        PARADIGM MEDICAL INDUSTRIES, INC.
                              2355 South 1070 West
                           Salt Lake City, Utah 84119



                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Paradigm Medical Industries, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, November 29, 2000, beginning at 10:00 a.m., local time (MST), or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's corporate headquarters at 2355 South 1070 West, Salt Lake City, Utah. This Proxy Statement and accompanying materials are being mailed on or about October 23, 2000. The Company will bear the cost of this solicitation.

Record Date

     Shareholders of record of the Company's Common Stock at the close of business on October 16, 2000 are entitled to notice of and to vote at the meeting. At the record date, 12,557,201 shares of the Company's Common Stock, $.001 par value, 5,957 shares of the Series A Preferred Stock, 15,236 shares of Series B Preferred Stock, 0 shares of Series C Convertible Preferred Stock, and 52,500 shares of Series D Convertible Preferred Stock were issued and outstanding. Shareholders of Series A Series B, Series C and Series D Preferred Stock are not entitled to vote at the Annual Meeting. Shareholders holding at least one-third of the outstanding shares of Common Stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

     Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

     Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Because the shares of Series A, Series B, Series C and Series D Preferred Stock are non- voting securities, the holders thereof will not be entitled to vote at the Annual Meeting. To approve the granting of the stock options to the outside directors of the Company, holders of a majority of the shares entitled to vote at the Annual Meeting must vote in favor of the stock options. The principal executive offices of the Company are located at 2355 South 1070 West, Salt Lake City, Utah. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares in the Company in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

                              ELECTION OF DIRECTORS

                                   Proposal 1

Nominees

     The Company's Bylaws do not limit the number of persons serving on the Company's Board of Directors, and it is contemplated that a board of four directors will be elected at the Annual Meeting. The Board of Directors recommends that the shareholders vote "FOR" the election of the four director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's four nominees named below, three of whom are presently directors of the Company.

     In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the board.

     The name and certain information regarding each nominee as set forth below. See also "Certain Relationships and Related Transactions."

                                                 Director or
         Name                        Age         Office Since               Position with the Company

      Thomas F. Motter               52          April 1993                 Chairman of the Board, and
                                                                              Chief Executive Officer
      Randall A. Mackey              54          January 2000               Secretary and Director
      Dr. David M. Silver            58          January 2000               Director
      Keith D. Ignotz                52          N/A                        N/A

     The following biographical information is furnished with respect to the four director nominees:

     Thomas F. Motter has served as Chairman of the Board of the Company since April 1993 and as the Company's Chief Executive Officer since April 1993, except during the period from August 1997 to December 1997. From December 1997 to June 6, 2000, and from May 1994 to August 1997, he also served as President of the Company. From June 1989 to April 1993, Mr. Motter served as Chief Executive Officer of Paradigm Medical, Inc., which merged with the Company in May 1994. From September 1990 to April 1992, he was employed by HGM Medical Laser Systems as general manager of their International Division. From October 1978 to June 1989, Mr. Motter was employed by SmithKline Beecham's Humphrey Instruments Division, which developed and manufactured advanced ophthalmic diagnostic instruments, serving last as National Sales Manager overseeing all domestic sales in its Ophthalmic Computer Division. Mr. Motter received a B.A. degree in English from Stephen's College in 1970 and a M.B.A. degree from Pepperdine University in 1975.

     Randall A. Mackey, Esq. has been reappointed a director of the Company in January 2000. He had previously served as a director of the Company from November 1995 to September 1998. Mr. Mackey has been President of the Salt Lake City law firm of Mackey Price & Williams since 1992 and a shareholder and a director of the firm and its predecessor firms since 1989. From 1979 to 1989, he practiced law with the Salt Lake City firm of Fabian & Clendenin, where he was a shareholder and a director of the firm from 1982 to 1989. From 1977 to 1979, Mr. Mackey was associated with the Washington D.C. law firm of Hogan & Hartson. Mr. Mackey received a B.S. degree in Economics from the University of Utah in 1968, an M.B.A. degree from Harvard University in 1970, a J.D. degree from Columbia University in 1975, and a B.C.L. degree from Oxford University in 1977. Since January 1998, Mr. Mackey has served as a director of Cimetrix, Incorporated, a software development company. Mr. Mackey has also served as Chairman of the Board since July 2000 and as a trustee since 1993 of Salt Lake Community College.

     Dr. David M. Silver, Ph.D. has been reappointed a director of the Company in January 2000. He had previously served as a director of the Company from November 1995 to September 1998. Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory, where he has been employed since 1970. He served as the J.H. Fitzgerald Dunning Professor of Ophthalmology in the Johns Hopkins Wilmer Eye Institute in Baltimore during 1998-99. He received a B.S. degree from Illinois Institute of Technology, an M.A. degree from Johns Hopkins University, and a Ph.D. degree from Iowa State University before holding a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris.

     Keith D. Ignotz has been President and Chief Operating Officer of SpectRx, Inc., a medical technology company that he founded in 1992, which develops, manufactures and markets alternatives to traditional blood-based medical tests. From 1986 to 1992, Mr. Ignotz was Senior Vice President of Allergan Humphrey, Inc., a medical electronics company. From 1985 to 1986, he was President of Humphrey Instruments Limited - SKB, a medical electronics company, and from 1980 to 1985, Mr. Ignotz was President of Humphrey Instruments GMBH, also a medical electronics company. Mr. Ignotz also served on the Board of Directors of Vismed, Inc., d/b/a Dicon from 1992 to June 2000. Mr. Ignotz received a B.A. degree in Sociology and Political Science from San Jose University and an M.B.A. degree from Pepperdine University. He has served as a trustee of Pennsylvania College of Optometry since 1990, as a director of FluoRx, Inc. since 1997, and as a member of the American Marketing Association of the American Association of Diabetes Education.

Board Meetings and Committees Board Meetings and Committees

     The Board of Directors held a total of five meetings during the fiscal year ended December 31, 1999. The Audit Committee of the Board of Directors currently consists of directors Robert L. Frome, Randall A. Mackey and Dr. David M. Silver. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and internal audit department and evaluating the Company's accounting practices and procedures and its system of internal accounting controls. The Compensation Committee of the Board of Directors currently consists of directors Thomas F. Motter, Randall A. Mackey and Dr. David M. Silver. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. No director attended fewer than 75% of all meetings of the Board of Directors during the 1999 fiscal year.

     Pursuant to the Nasdaq corporate governance requirements recently made applicable to Nasdaq SmallCap Market companies, the Company must have (i) a minimum of two independent directors; (ii) an audit committee with a majority of independent directors; and (iii) an annual stockholders meeting,. The Company has and can presently satisfy each of these requirements. Messrs. Frome, Mackey and Silver qualify as independent directors.

Executive Officers

     The following sets forth certain information with respect to the executive officers of the Company (the business biography for Thomas F. Motter is set forth above):

         Name                        Age                                  Title
      Thomas F. Motter               52          Chairman of the Board and Chief Executive Officer
      Mark R. Miehle                 47          President and Chief Operating Officer
      John W. Hemmer                 73          Vice President of Finance, Treasurer and
                                                      Chief Financial Officer


     Mark R. Miehle has served as President and Chief Operating Officer of the Company since June 5, 2000. From 1988 to June 5, 2000, Mr. Miehle served as President and Chief Executive Officer of Vismed, Inc., d/b/a Dicon, which manufactured and sold ophthalmic diagnostic instruments prior to its merger with the Company on June 5, 2000. From

1985 to 1988, he served as President of Professional VisionCare Centers, a San Diego based retailer of optometric goods and services. In 1981, Mr. Miehle was the National Sales Manager of Diagnostic Concepts, d/b/a Dicon, a start-up company. In 1982, Dicon was acquired by CooperVision Diagnostics. From 1982 to 1985, Mr. Miehle was the Vice President of Sales and Marking of CooperVision Diagnostics. Mr. Miehle received a B.S. degree in Organic Chemistry from Tulane University in 1975. He is a member of the Young Presidents' Organization (YPO), Vision Industry Council of America (VICA), Optical Laboratories Association
(OLA), International Forum for Corporate Directors (IFCD), BIOCOM and the University of California, San Diego's Connect.

     John W. Hemmer has served as Vice President of Finance, Treasurer and Chief Financial Officer of the Company since September 20, 2000. Mr. Hemmer previously served as Vice President of Finance, Treasurer, Chief Financial Officer and a director of the Company from November 1995 to June 1999. Mr. Hemmer has served as a director and consultant since 1989 and Chief Financial Officer since February 2000 of Bio Marine Technologies, Inc. in Gulf Breeze, Florida, which develops offshore marine production systems licensed and permitted for use in the Gulf of Mexico. From March 1992 to July 1994, Mr. Hemmer was employed as the Secretary and Vice President of Finance of Advance Electronics, Inc., which is engaged in the retail distribution of health and beauty products. From November 1991 to December 1994, Mr. Hemmer was Secretary and Treasurer of Agro Industrial Development, Ltd., which established a Free Trade Zone in Belize for the production and export of seafood. He was the President and Chief Executive Officer of John W. Hemmer, Inc., a registered broker/dealer firm from 1987 to 1989, which subsequently changed its name to Westfalia Investments Inc., but retained his registered representative status until March 1995. Prior thereto, he was Vice President of Bankers Trust Company in charge of venture capital and a member of the research and investment management committees. Mr. Hemmer was also Vice President of Corporate Finance at Dempsey, Tegler & Company, Inc., a Senior Analyst at Lazard Freres & Company and an Investment Officer of Chase Manhattan Bank. Mr. Hemmer received a B. A. degree in Economics from Queens
College in 1951 and an M.S. degree in Banking and Finance from Columbia University Graduate School of Business in 1952.

Executive Compensation

     The following table sets forth, for each of the last three fiscal years, the compensation received by Thomas F. Motter, the Company's Chairman and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 1999, whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 1999.

                                                                                    Long-Term Compenation


                                       Annual Compensation                   Awards                     Payouts


                                                                                    Securities     Long-
                                                            Other       Restricted  Underlying      term
    Name and                                                Annual         Stock     Options/    Incentive       All Other
Principal Position  Period    Salary($)    Bonus($)    Compensation ($)  Awards($)    SARs(#)    Payout($)   Compensation(#)(4)

Thomas F. Motter,  1999(1)      $141,208 $486,113 (5)         0              0       50,000(6)       0                    $5,000
Chairman of the    1998(2)       122,497       0            $5,250           0       37,450(7)       0                     6,000
Board and Chief    1997(3)       129,584       0              0              0                0      0                         0
Executive Officer

Michael W. Stelzer,1999(1)      $113,019       0              0              0      20,000 (9)       0                    $8,000
Vice President of  1998(2)        78,542       0              0              0      37,450 (7)       0                     6,000
Operations, Chief  1997(3)        20,060       0              0              0           0           0                         0
Operating Officer,
Treasurer and
Secretary (8)
________________

  (1)     For the fiscal year ended December 31, 1999.
  (2)     For the fiscal year ended December 31, 1998.
  (3)     For the fiscal year  ended December 31, 1997.
  (4) The amounts indicated under "Other Annual Compensation" for 1999 and 1998 consist of payments related to the operation of automobiles by the Named Executive Officers.

  (5) On January 21, 2000, the Board of Directors approved a bonus to Mr. Motter in the form of 38,889 shares of the Company's Common Stock. The bonus was valued at $486,113 on the basis of the closing bid price of the Company's Common Stock of $12.50 per share on January 21, 2000, the date the board approved the bonus.
  (6) On September 10, 1999, the Company granted Mr. Motter options to purchase 50,000 shares of the Company's Commo Stock at an exercise price of $4.00 per share.
  (7) On September 14, 1998, the Company granted to Messrs. Motter and Stelzer options for each to purchase 37,400 shares of the Company's Common Stock at an exercise price of $5.00 per share, of which 24,000 vested on September 14, 1998 and 13,450 vested on January 1, 1999.
  (8) Mr. Stelzer resigned as an officer and a director of the Company as of January 21, 2000.
  (9) On September 10, 1999, the Company granted Mr. Stelzer options to purchase 20,000 shares of the Company's Common Stock at an exercise price of $4.00 per share.

     The following table sets forth information concerning th exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 1999, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 1999.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values


                                               Number of Securiites Underlying        Value of Unexercised
                                                  Unexercised Options/SARs        In-the-Money Options/SARs at
                                                   At December 31, 1999(#)            December 31, 1999($)

                         Shares
                        Acquired
                       On Exercise      Value
        Name               (#)      Reali;zed ($)    Exercisable     Unexercisable    Exercisable      Unexercisable

Thomas F. Motter            0             0                193,450         0               0                 0
Michael W. Stelzer          0             0                 77,450         0               0                 0


Director Compensation

     On September 10, 1999, the outside directors consisting of Patrick M. Kolenik and Steven J. Bayern, who were then directors of the Company and Robert
L. Frome were each granted stock options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. Messrs. Kolenik and Bayern resigned as directors on January 21, 2000, and Randall A. Mackey and Dr. David M. Silver were appointed to fill the vacancies. On April 19, 2000, Messrs. Mackey and Silver were each granted options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. Outside directors are also reimbursed for their expenses in attending board and committee meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

Employee 401(k) Plan

     In October 1996, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the beginning of each year. The board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.

1995 Stock Option Plan

     The Company adopted a 1995 Stock Option Plan (the "Plan") for officers, employees, and consultants of the Company on November 7, 1995. The Plan authorized the granting of stock options ("Plan Options") to purchase an aggregate of not more than 300,000 shares of the Company's Common Stock. On February 16, 1996, options for all 300,000 shares were granted. On June 9, 1997, the Company's shareholders approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 300,000 shares to 600,000 shares. On September 3, 1998, the Company's shareholder approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 600,000 shares to 1,200,000 shares.

     The Plan is administered by the Compensation Committee. In general, the Compensation Committee will select the person to whom options will be granted and will determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan will become exercisable at such times as may be determined by the Compensation Committee. Plan Options granted may be either incentive stock options ("ISOs"), as such term is defined in the Internal Revenue Code, or non-ISOs. ISOs may only be granted to persons who are employees of the Company. Non-ISOs may be granted to any person, including, but not limited to, employees of the Company, independent agents, consultants, as the Compensation Committee believes has contributed, or will contribute, to the success of the Company. The Compensation Committee shall determine the exercise price of options granted under the Plan, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of voting power of the Company's stock) of the fair market value (as defined in the Plan) of the Common Stock on the date of grant. The aggregate fair market value (determined at the time of option grant) of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

     The term of each Option shall not be more than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of the Company's stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the Plan at any time; provided, however, that unless ratified by the Company's shareholders, no amendment or change in the Plan will be effective which would increase the total number of shares which may be issued under the Plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

     The Company entered into an employment agreement with Thomas F. Motter which commenced on January 1, 1998 and will expire on December 31, 2003. The agreement requires Mr. Motter to devote substantially all of his working time to the Company, provided that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with the Company for two years following the termination of his employment agreement. The agreement provides for the payment of an initial annual base salary of $135,000, effective as of January 1, 1998. The agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors. Effective as of October 1, 1999, the Board of Directors approved an increase in Mr. Motter's annual base salary to $160,000, and effective as of July 1, 2000, the board approved an increase in his annual base salary to $200,000.

     The Company entered into employment agreements with Mark R. Miehle, which commenced on June 5, 2000 and will expire on June 4, 2003. The agreement requires Mr. Miehle to devote substantially all of his working time to the Company, provided that he may be terminated for "cause" (as provided in the agreement) and prohibits him from competing with the Company for two years following the termination of his employment agreement. The agreement provides for the payment of an initial annual base salary of $150,000, effective as of June 5, 2000, and the issuance of stock options to purchase 150,000 shares of the Company's Common Stock at $6.00 per share, to be vested in equal annual amounts over a three year period. The agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors.

Profit Sharing Plan

     On February 16, 1996, the Company adopted a Profit Sharing Plan, under which an amount equal to 10% of the pretax profits will be set aside for the benefit of officers and key employees. This funding will be paid to the officers and key employees as follows: Thomas W. Motter, Chairman of the Board and Chief Executive Officer--30%; and a pool of 70% to be allocated among the other officers and key employees as determined by the Compensation Committee and approved by the Board of Directors. This funding will only be paid if the qualified pretax profits exceed $10,000,000 for any fiscal year beginning October 1, 1996 and ending December 31, 2001. If the pretax profits reach $10,000,000 for any fiscal year, the entire pretax profits for that year will qualify for the funding. The plan expires at the end of its fifth fiscal year on December 31, 2001, when all funds held will be disbursed.

Limitation of Liability and Indemnification

     The Company reincorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. The Company believes that the reincorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that it shall indemnify its officers and directors to the fullest extent provided by Delaware law. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and executive officers. Certain Relationships and Related Transactions

     The information set forth herein describes certain transactions between the Company and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members of the Company and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

     Patrick M. Kolenik, a director of the Company from November 1997 to January 21, 2000, is President, a director and a 25% shareholder of Win Capital Corp ("Win Capital"), the placement agent for the Company's Series C Convertible Preferred Stock offering, and Steven J. Bayern, a director of the Company from July 26, 1999 to January 21, 2000, is Chairman, a director and a 25% shareholder of Win Capital. Under the terms of an agency agreement with Win Capital, the Company agreed to pay to Win Capital a commission equal to 9% of the aggregate purchase price of the shares sold, or $269,820. Win Capital was also paid a non-accountable expense allowance equal to 3% of the aggregate purchase price of the shares sold.

     The Company  has also  entered  into an  agreement  with Win Capital  dated
August 20, 1997, wherein Win Capital agreed to perform unspecified investment banking services for the Company for a two year period, for which the Company agreed to pay Win Capital a monthly retainer of $2,000 for the first six months of the agreement, $4,000 per month for the second six months, and $6,000 per month for the remainder of the agreement. In an agreement entered into in February 1999, Win Capital agreed to accept $7,500 in cash plus $60,500 in Common Stock valued at the close of business the day prior to the initial close of the Company's Series D Convertible Preferred stock offering in addition to a $50,000 finders fee as it related to that offering. In addition, the Company issued warrants to Win Capital to purchase 191,000 shares of Common Stock at an exercise price of $3.00 per share in connection with the investment banking agreement and additional warrants to purchase 100,000 shares of common stock at $3.00 per share for services rendered in the private placement of Series C Convertible Preferred Stock.

     Prior to the initial closing of the Series D preferred stock offering, the Company borrowed $75,000 from Cyndel & Co., Inc. ("Cyndel"), of which Messrs. Kolenik and Bayern are each an officer, a director and a 50% shareholder of Cyndel, and $25,000 from Win Capital. The combined $100,000 loan bore interest at a rate of 10% per annum, and was paid back at the end of six months. The Company issued warrants to Cyndel to purchase 105,000 shares of Common Stock and warrants to Win Capital purchase 35,000 shares of Common Stock, both at an exercise price equal to the closing price of the Common Stock on the business day immediately prior to the issuance date of the warrants, or $2.30 per share, the closing price of the Company's Common Stock on the business day immediately prior to the issue date of the warrants. The Company also entered into a one-year consulting agreement dated January 19, 1999, with Win Capital to provide financial consulting services to the Company in consideration for a fee of $5,000 per month for the term of the agreement.

     In addition, on April 23, 1999, the Company agreed to issue warrants to Cyndel to purchase 75,000 shares of Common Stock at an exercise price equal to $4.00 per share, upon the condition that Cyndel exercises its warrants to purchase 105,000 shares of Common Stock at $2.30 per share within 72 hours after receiving notice that a registration statement has become effective registering the shares issuable upon the exercise of the warrants to purchase 105,000 shares of Common Stock at $2.30 per share. On April 23, 1999, the Company also agreed to issue warrants to Win Capital to purchase 25,000 shares of Common Stock at an exercise price equal to $4.00 per share, upon the condition that Win Capital exercises its warrants to purchase 35,000 shares of Common Stock at $2.30 per share within 72 hours after receiving notice that a Registration Statement has become effective registering the shares issuable upon the exercise of the warrants to purchase 35,000 shares of Common Stock at $2.30 per share.

     On October 1, 1999, the Company entered into a consulting agreement with Cyndel, in which Cyndel agreed to perform unspecified investment banking services for the Company for a one-year period, for which the Company agreed to pay Cyndel a monthly retainer of $8,333.33, plus reimburse Cyndel for any expenses incurred in connection with such investment banking services. The October 1, 1999 consulting agreement was terminated when the Company entered into a new consulting agreement with Cyndel on April 1, 2000. Under the terms of the April 1, 2000 consulting agreement, Cyndel has agreed to perform unspecified investment banking services for the Company for a one-year period, for which the Company agreed to pay Cyndel a monthly retainer of $16,666.66, plus reimburse Cyndel for any expenses incurred in connection with such investment banking services.

     Besides a monthly retainer, the Company has agreed in the April 1, 2000 consulting agreement to pay Cyndel additional compensation of an unspecified amount to be mutually agreed upon if Cyndel brings to the Company a candidate for merger, acquisition, joint venture or other combination or relationship, and the Company enters into a business relationship with such entity. The April 1, 2000 consulting agreement is automatically renewable for additional, successive one-year periods through March 31, 2003, unless either party delivers to the other party on or before January 1 of the contract year written notice of its intent not to renew the agreement.

     Randall A. Mackey, a director of the Company since January 21, 2000, and a former director of the Company from September 1995 to September 3, 1998, is President and a shareholder of the law firm of Mackey Price & Williams, which rendered legal services to the Company in connection with the Company's public offering and other corporate matters. Legal fees and expenses paid to Mackey Price & Williams for the fiscal years ended December 31, 1998 and 1999 totaled $97,414 and $53,324, respectively.

     Thomas F. Motter, Chairman of the Board and Chief Executive Officer of the Company, leases his former residence, which he still owns, to the Company for $2,500 per month. The primary use of the residential property is for housing accommodations for the Company's employees living outside of Utah while they are working at the Company's corporate headquarters in Salt Lake City. The Company has obtained an appraisal from an independent appraiser which has concluded that the monthly rate of $2,500 represents the fair market rate for leasing the residential property.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of any class of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock. For fiscal 1999, Steven J. Bayern and Patrick M.

Kolenik, formerly directors of the Company, and Thomas F. Motter, Chairman and Chief Executive Officer of the Company, through an oversight, each filed one late stock purchase transaction report covering one transaction.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 30, 2000 for
(i) each executive officer of the Company, (ii) each director, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.



                                                                                        Percent of
Name and Address(1)                                            Number of Shares        Ownership(2)
----------------------------------------------------------- ----------------------- ------------------

Thomas F. Motter (3)                                               570,500                 4.5%
Douglas MacLeod                                                    418,451                 3.3%
Mark R. Miehle (4)                                                  78,966                  *
John W. Hemmer(5)                                                   22,863                  *
Robert L. Frome(6)                                                  56,857                  *
Dr. David M. Silver (7)                                              8,666                  *
Randall A. Mackey (7)                                                5,384                  *
Executive officers and directors
   as a group (6 persons)                                          743,236                 5.9%
___________________________

 *  Less than 1%.
(1) The address for Mr. Motter is c/o Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah 84119. The address for Mr. Miehle is 10373 Roselle Street, San Diego, California 92121. The address for Mr. MacLeod is 1002 South 10th Street, Tacoma, Washington 98405. The address for Mr. Hemmer is 88 Meadow Road, Briarcliff Manor, New York 10510. The address for Mr. Mackey is 1474 Harvard Avenue, Salt Lake City, Utah 84105. The address for Dr. Silver is 17 Avalon Court, Bethesda, Maryland 20816.
(2) Assumes no exercise of the options described in this Proxy Statement or any other options or any warrants that the Company may have issued and no conversion of outstanding shares of the Company's Series A, Series B, Series C, and Series D Preferred Stock into shares of Common Stock.
(3) Does not include options to purchase 193,450 shares of Common Stock granted to Mr. Motter under the 1995 Option Plan.
(4) Does not include options to purchase 150,000 shares of Common Stock granted to Mr. Miehle.
(5) Does not include options to purchase 75,000 shares of Common Stock granted to Mr. Hemmer.
(6) Does not include options to purchase 150,000 shares of Common Stock granted to Mr. Frome.

(7) Does not include options to purchase 95,000 shares of Common Stock granted to each of Dr. Silver and Mr. Mackey.


               APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION PLAN

                                   Proposal 2

     The Board of Directors adopted on April 19, 2000, subject to the approval by the stockholders, an amendment (the "2000 Amendment") to the Company's 1995 Stock Option Plan. The 2000 Amendment increases from 1,200,000 to 1,700,000 the number of shares of the Company's Common Stock available for issuance under the 1995 Stock Option Plan. The Company has in the past used, and intends in the future to use, stock options as incentive devices to motivate and compensate its salaried officers and other key employees, and believes that equity incentives represented by stock options enhances the Company's ability in attracting and retaining the best possible persons for positions of significant responsibility by providing its officers and other key employees with additional incentives to contribute to the Company's success.

     Management further believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company's acquisition strategy. As of September 30, 2000, options to purchase an aggregate of 85,300 shares of Common Stock have been exercised under the 1995 Plan; as of such date, options to purchase 896,906 shares of Common Stock were outstanding under the 1995 Stock Option Plan. Accordingly, only options to purchase 217,794 shares remain available for future grants under the 1995 Stock Option Plan as of such date.

     The Board of Directors recommends that the shareholders vote "FOR" approval of the 2000 Amendment.


         APPROVAL OF THE GRANTING OF STOCK OPTIONS TO OUTSIDE DIRECTORS

                                   Proposal 3

     The proposal would approve the granting of stock options to purchase 75,000 shares of Common Stock at an exercise price of $4.00 per share to each of Robert
L. Frome, an outside director, and Patrick N. Kolenik and Steven J. Bayern, former outside directors of the Company, who both resigned as directors on January 21, 2000, and the granting of stock options to purchase 75,000 shares of Common Stock at an exercise price of $6.00 per share to each of Dr. David M. Silver and Randall A. Mackey, outside directors of the Company. The options granted to Messrs. Frome, Kolenik and Bayern may be exercised at any time not later than September 10, 2004. The options granted to Messrs. Silver and Mackey may be exercised at any time not later than April 19, 2005. The Company is required to register the shares of Common Stock issuable upon the exercise of the options.

     The options contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers and the sale of substantially all of the Company's assets. The options are to be exercised by delivering to the Company payment of the purchase price of the shares to be purchased or by delivering shares of the Company's stock already owned by the holder and having a fair market value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash.

     The Board of Directors recommends that shareholders vote "FOR" approval of the granting of stock options to the outside directors.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   Proposal 4

     The independent public accounting firm of Tanner & Co. has been the Company's independent accountants since fiscal year 1998. The Audit Committee has recommended and the Board of Directors has appointed Tanner & Co. for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. It is anticipated that representatives of Tanner & Co. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Tanner & Co. as the Company's independent accountants for fiscal 2000.

                             ADDITIONAL INFORMATION

     The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, excluding certain exhibits thereto, as filed with the Securities and Exchange Commission. Written requests for such information should be directed to Mark R. Miehle, President and Chief Operating Officer, Paradigm Medical Industries, Inc., 2355 South 1070 West, Salt Lake City, Utah 84119.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. However, if any other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying Proxy to vote the shares they represent on such business in accordance with their best judgment. In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign and return it promptly in the postage pre-paid envelope provided. The signing and delivery of a Proxy by no means prevents you from attending the Annual Meeting.

                                            By order of the Board of Directors,


                                            /s/______________________________
                                            Randall A. Mackey, Esq.
                                            Corporate Secretary

October 20, 2000.

                        PARADIGM MEDICAL INDUSTRIES, INC.

                     PROXY FOR ANNUAL METING OF SHAREHOLDERS
                                November 29, 2000

                      THIS PROXY SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS OF
                        PARADIGM MEDICAL INDUSTRIES, INC.

The undersigned hereby appoints Thomas F. Motter and Randall A. Mackey or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders to be held on Wednesday, November 29, 2000, beginning at 10:00 a.m., local time, at the corporate headquarters of Paradigm Medical
Industries, Inc. at 2355 South 1070 West, Salt Lake City, Utah, and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on matters set forth below, if personally present:

1. ELECTION OF DIRECTORS, NOMINEES: THOMAS F. MOTTER, RANDALL A. MACKEY, DR. DAVID M. SILVER AND KEITH D. IGNOTZ.

     |_| FOR all nominees listed (except as indicated in writing to the contrary below)

     |_|  WITHHOLD AUTHORITY to vote for all nominees listed below

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name here:

________________________________________________________________________________

2. APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN TO AUTHORIZE AN ADDITIONAL 500,000 SHARES OF COMMON STOCK

     |_|   FOR                      |_|   AGAINST             |_|   ABSTAIN

3.   APPROVAL OF THE GRANTING OF STOCK OPTIONS TO THE OUTSIDE DIRECTORS.

     |_|   FOR                      |_|   AGAINST             |_|   ABSTAIN

4.   RATIFICATION OF APPOINTMENT OF TANNER & CO. AS THE COMPANY'S
     INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

     |_|   FOR                      |_|   AGAINST             |_|   ABSTAIN

5.   IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
     THE MEETING.
________________________________________________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

DATED ______________________________, 2000.

SIGNATURE: _____________________________________________________________________

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).

                                             October 20, 2000

Dear fellow shareholder,

     This past year Paradigm Medical Industries, Inc. has accomplished so much that it is difficult to explain in the space allowed or to over emphasize our collective impact on our strategic viability and potential for ongoing success and growth. First, we increased by 42% our annual gross revenues. Next, we moved into a 35,000 square foot manufacturing facility and brought manufacturing of all our products, including the Photon Laser Cataract System, in-house thus ensuring greater product control and quality output. We submitted clinical trial results on our Photon Laser System for cataract removal to the FDA for approval.

     In addition, through aggressive acquisitions, we have added new products to our product portfolio bringing the total number of products that we currently manufacture and sell worldwide to 12. The Mentor acquisition brought us a low-end "entry level" cataract removal system to enhance the Pharmacia Alliance Program as well as an install-base currently generating a half million-dollar revenue stream in consumables. Our OBF Labs and Dicon acquisitions expanded a clinical diagnostic market including 80,000 optometric doctors worldwide as well as our already existing market of 50,000 eye surgeons and their clinics worldwide.

     Most recently, we received CE Mark Certification on our products allowing access to the European Markets. In addition, we recently received ISO 9001
Certification from "notified body" TUV Essen in Germany, which is a very difficult and noteworthy achievement. This means that we can now manufacture and sell our own products without the requirement of having to work through expensive intermediary bodies throughout Europe and much of the rest of the world. This should have a major impact on the our cost of goods and ongoing revenue generating capability. Add to this the fact that we have recently received approval to sell our revolutionary Photon Laser Cataract System in Europe and many other countries worldwide, and one can appreciate the high hopes and expectations that we at Paradigm expect to realize in the near future.

     Also, Pharmacia has renewed its strategic alliance with us. Additionally, McDonald Investments recently became our investment banker. This can be viewed as a major accomplishment as McDonald is a top -tier investment-banking firm. We now manufacture 12 products that are approved in most countries worldwide. As of the writing of this letter, our current revenues are already almost 300% ahead of fiscal year 1999 with the biggest quarter of the year historically yet to come! We expect to add over 20 new distributors for our revolutionary and newly EEC approved Photon Laser launched with overwhelming success recently at the European Society of Cataract and Refractive Surgeons Congress (ESCRS) in Brussels.

     We have also added a 3,000 square foot training facility at our headquarters location in Salt Lake City that includes two fully equipped wet labs for doctor and technician training. The facility also offers a state-of-the-art classroom, making it much more cost effective to operate our laser certification course series, which has always resulted in incremental business. Pharmacia has done the same thing at its Peapack, New Jersey headquarters site and has fully equipped six training stations with Paradigm products including the Photon. We have also configured a depot level service department at our headquarters in Salt Lake City for all domestic customers as well as a service depot near London to serve our growing European customer base. The result is that the sale of service contracts will soon turn service into an additional profit center for us. Our Research and Development Department has also been very busy. As a result, we will introduce two new products at the Annual American Academy of Ophthalmology meeting in Dallas in 2000. This will bring our total product offerings to 14.

     In addition, and as a result of our work in 1999, we expect to incorporate two additional FDA approved laser wavelengths into our Photon for incremental ocular surgical procedures further enhancing our value to the end user. Also, we recently negotiated a $20 million equity line of credit through Trinity Capital Advisors, Inc., thus ensuring our ability to meet the growing demand for our products. Finally, and to that end, we increased our total manufacturing space, including our Dicon facility, from 10,000 square feet to 50,000 square feet. As you can see, we are a company that is on the move with an EYE on success -- yours and the Company's!

                                            Very truly yours,


                                            /s/___________________
                                            Thomas F. Motter
                                            Chairman and Chief Executive Officer

PS: As this is going to press, we have just received notice from the FDA that our Photon Laser Ocular Workstation has been approved. This means that, for the first time ever, an eye surgeon can perform multiple eye laser surgical procedures and remove a cataract with a single integrated device; truly a milestone in eye care and you are a part of it!

G:\LTR-922M.PMI.wpd

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 10-KSB
(Mark One)
[X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

[ ] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange
    Act of 1934

                           Commission File No. 0-28498


                       PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                                               87-0459536
(State or other jurisdiction                                 IRS Identification
of incorporation or organization)                                  Number

2355 South 1070 West, Salt Lake City, Utah                      84119
  (Address of principal executive offices)                    (Zip Code)

       Registrant's  telephone  number,   including  Area  Code  (801)  977-8970
         Securities registered under Section 12(b) of the Exchange Act:

                                                   Name of each exchange on
       Title of each class                             which registered
       -------------------                             ----------------
              (None)                                         (None)

         Securities registered under Section 12(g) of the Exchange Act:

                   Common Stock, par value $.001 per share
                                (Title of class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days
Yes [X]  No [ ]

Indicated by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained in herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

Registrant's revenues for the fiscal year ended December 31, 1999 were $1,701,373.

The aggregate market value of the voting stock held by non-affiliates of the Registrant as of March 23, 2000 was approximately $96,372,000 based on the closing price on that date on the Nasdaq SmallCap Market.

As of March 23, 2000, Registrant had outstanding 9,884,330,shares of Common Stock, 8,077 shares of Series A Preferred Stock, 19,236 shares of Series B Preferred Stock, no shares of Series C Preferred Stock and 283,328 shares of Series D Preferred Stock

                       DOCUMENTS INCORPORTED BY REFERENCE:

Additional documents set forth in Part IV hereof are incorporated by reference.


   Transitional Small Business Disclosure Format (check one): Yes [ ] No [X]

                                     PART I

Item 1. Description of Business
-------------------------------

General

      The Company develops, manufactures, sources, markets and sells ophthalmic surgical and diagnostic equipment, instrumentation and related accessories, including disposable products. The Company's surgical equipment is designed for minimally invasive cataract treatment. The Company markets three ultrasound cataract surgery systems with related instruments, accessories and disposable products. The Company's flagship ultrasound system, the Precisionist(TM),is manufactured as the base surgery system for the Company's Precisionist(TM) Ophthalmic Surgical Workstation(TM). The Company is currently developing a laser cataract surgery system as an adjunct to its ultrasound cataract surgery equipment. This product is currently undergoing investigational trials in the United States. If successfully developed and approved for medical uses, the Company plans to market the laser system as a plug-in module for its Workstation(TM). The Company's ultrasound diagnostic products include a pachymeter, an A-Scan, an A/B Scan and the UBM biomicroscope, the technology for which was acquired from Humphrey Systems in 1998. In addition, the Company markets its Blood Flow Analyzer(TM). This product s a portable computerized system for which the Company has secured a license granting it the right to market the product in the United States. This product is designed for the measurement of intraocular pressure and pulsatile ocular blood flow volume for detection and treatment of glaucoma. The Company is currently developing additional applications for all of its diagnostic products.

      A cataract is a condition, which largely affects the elderly population, in which the natural lens of the eye hardens and becomes cloudy, thereby reducing visual acuity. Treatment consists of removal of the cloudy lens and replacement with a synthetic lens implant which restores visual acuity. Cataract surgery is the single largest volume and revenue producing outpatient surgical procedure for ophthalmologists worldwide. The Health Care Finance Administration reports that in the United States approximately 2 million cataract removal procedures are performed annually, making this the largest outpatient procedure reimbursed by Medicare. Most cataract procedures are performed using a method called phacoemulsification or "phaco", which employs a high frequency (40 kHz to 60 kHz)ultrasonic probe needle device to fragment the cataract while still in the eye and remove it in pieces by suction through a small incision.

      The Company manufactures and sells three phaco systems with instruments, accessories and disposable products. The Odyssey(TM) is a low-cost portable system intended primarily for the international market.

      The Paradigm SIStem(TM) is the Company's mid-range ultrasonic phaco and competes in the market segment that wants an ultrasonic phaco only. Paradigm acquired both technologies from Mentor in October, 1999.

      The Precisionist(TM) Ocular Surgery Workstation(TM) is the Company's newest generation system which is the base for its expandable surgical "workstation" platform. The Company's Precisionist model includes a newly developed proprietary fluidics panel which is completely non-invasive for improved sterility and to provide a surgical environment in the eye that virtually eliminates fluidic surge and chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows the safe operation at much higher vacuum settings by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage.

      Current phaco systems can be difficult for many ophthalmic surgeons to master and are limited in their ability to be the most minimally invasive method possible. The Company is developing its proprietary patented laser system and unique patented probe for laser cataract removal which the Company believes can address the difficulties associated with phaco systems. The laser system is a plug-in module for its Workstation(TM) which will be available as an up-grade if and when cleared for market by the FDA. The development of the laser cataract system is being done in cooperation with ophthalmic surgeons in the United States. Additionally, research and development work is being conducted by the Company's engineering group and with MEOS Photonics through the University of Utah Laser Laboratory.

      The Company believes that in certain surgical conditions, its laser system will be easier to use and safer than present phaco systems. The probe will be smaller than typical probes which employ an ultrasonic needle and will deliver laser energy directly to the desired tissue area by means of a smooth blunt end. The laser probe has been shown to eliminate high-frequency vibrations in the eye and to significantly reduce heat build-up which is one of the complications associated with ultrasound phaco. In 1996, the Company received FDA approval to conduct clinical trials in the United States with the Photon(TM) laser system. During these Phase I clinical trials the Company discovered that the Photon(TM)laser system was effective in removing softer grade cataracts. The Company also discovered that the Photon(TM)laser System may not effectively remove harder grade cataract, although hard cataracts can be removed using the already existing ultrasound capability of the Workstation(TM). The Company completed its Phase I clinical trials in 1997, and received FDA approval to proceed to an expanded Phase II clinical trial to refine the laser system and to provide the statistical data required to approve the Photon(TM) laser system for laser cataract removal. There is no assurance, however, that the Company will successfully complete the Phase II clinical trials or be successful in improving the laser system, or that additional disadvantages or problems unique to the Photon(TM) laser system will not be discovered during the Phase II clinical trials or following FDA approval of the system.

      In addition to cataract surgery, the Company believes that its Photon(TM) laser system is capable of being configured with specialty probes for use in other ophthalmic surgical procedures. These potential applications could represent substantial growth opportunities including additional sales of equipment, instruments, accessories and disposables. However, there can be no assurance that these applications will be developed or approved. Further there is no guarantee that the laser will be accepted by the ophthalmic surgery market in this capacity.

      In June 1997, the Company received FDA clearance to market the Blood Flow Analyzer(TM) for measurement of intraocular pressure and pulsatile ocular blood flow for the detection of glaucoma and other retina related diseases. Ocular blood flow is critical, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. The Company's Blood Flow Analyzer(TM)is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. The Company has secured a license granting it the exclusive right to private label, package and market the product in the United States, with full international marketing rights.

      On June 26, 1998, the Company entered into a Co-Distribution Agreement with Pharmacia & Upjohn Company and MAXXIM Corporation which provides for the marketing and sale of a range of ophthalmic products. Under the terms of the Co-Distribution Agreement, the Company, Pharmacia & Upjohn MAXXIM will offer a comprehensive package of products to cataract surgeons, including cataract surgical equipment, intraocular lens implants, intraocular pharmaceuticals, surgical instruments and sterile procedural packs. The Company will provide the Precisionist(TM) for distribution and sale under the Co-Distribution Agreement. The Pharmacia & Upjohn products to be distributed as part of the Co-Distribution Agreement include the Healon(R) and Healon-GV(R), and Healon V, the new visco-elastic solution, scheduled for introduction mid-year 2000. Pharmacia & Upjohn also manufacture the CeeOn line of foldable, small intraocular lens implants, designed to replace the natural lens removed during cataract surgery.

      On July 23, 1998, the Company entered into an Agreement for Purchase and Sale of Assets with the Humphrey Systems Division of Carl Zeiss, Inc. to acquire the ownership and manufacturing rights to certain assets of Humphrey Systems that are used in the manufacturing and marketing of an ultrasonic microprocessor-based line of ophthalmic diagnostic instruments, including the Ultrasonic Biometer Model 820, the A/B Scan System Model 837, the Ultrasound Pachymeter Model 855, and the Ultrasound Biomicroscope Model 840, and all accessories, packaging and end-user collateral materials for each of the product lines for the sum of $500,000, payable in the form of 180,000 shares of Common Stock which were issued to Humphrey Systems and 26,316 shares of Common Stock which were issued to business broker Douglas Adams.

      The  rights  to the  ophthalmic  diagnostic  instruments  which  have been purchased from Humphrey Systems under the Agreement complement both the Company's cataract surgical equipment and its ocular Blood Flow Analyzer(TM). The Ultrasonic Biometer calculates the prescription for the intraocular lens to be implanted during cataract surgery. The Ultrasound Pachymeter measures corneal thickness for the new refractive surgical applications that eliminate the need for eyeglasses and for optometric applications including contact lense fitting. The A/B Scan System combines the Ultrasonic Biometer and ultrasound imaging for advanced diagnostic testing throughout the eye and is a viable tool for retinal specialists. The Ultrasound Biomicroscope utilizes microscopic digital ultrasound resolution for detection of tumors and improved glaucoma management.

      On October 21, 1999, the Company purchased Mentor's surgical product line, consisting of the Phaco SIStem(TM), the Odyssey(TM) and the Surg-E-Trol(TM). This acquisition rounds out the Company's cataract surgery product line by adding high-quality, moderately-priced cataract surgery products. The transaction was paid for with $1.5 million worth of Paradigm common stock.

Background

      Corporate History: The Company's business originated with Paradigm Medical, Inc., a California corporation formed in October 1989 "PMI". PMI developed the Company's present ophthalmic business and was operated by its founders Thomas F. Motter and Robert W. Millar. In May 1993, PMI merged with and into the Company. At the time of the merger, the Company was a dormant public shell existing under the name French Bar Industries, Inc. ("French Bar"). French Bar had operated a mining and tourist business in Montana. Prior to its merger with PMI in 1993, French Bar had disposed of its mineral and mining assets in a settlement of outstanding debt and had returned to the status of a dormant entity. Pursuant to the merger, the Company caused a 1-for-7.96 reverse stock split of its shares of Common Stock. The Company then acquired all of the issued and outstanding shares of Common Stock of PMI using shares of its own Common Stock as consideration. As part of the merger, the Company changed its name from French Bar Industries, Inc. to Paradigm Medical Industries, Inc. and the management of PMI assumed control of the Company. In April 1994, the Company caused a 1-for-5 reverse stock split of its shares of Common Stock. In February 1996, the Company re-domesticated to Delaware pursuant to a reorganization.

Overview

      Disorders of the Eye: The human eye is a complex organ which functions much like a camera, with a lens in front and a light-sensitive screen, the retina, in the rear. The intervening space contains a transparent jelly-like substance, the vitreous, which together with the outer layer, the sclera and cornea, helps the eyeball to maintain its shape. Light enters through the cornea, a transparent domed window at the front of the eye. The size of the pupil, an aperture in the center of the iris, controls the amount of light that is then focused by the lens onto the retina as an upside-down image. The lens is the internal optical component of the eye and is responsible for adjusting focus. The lens is enclosed in a capsule. The retina is believed to contain more than 130 million light-receptor cells. These cells convert light into nerve impulses that are transmitted right side up by the optic nerve to the brain, where they are interpreted. Muscles attached to the eye control its movements.

      Birth defects, trauma from accidents, disease and age related deterioration of the components of the eye can all contribute to eye disorders. The most common eye disorders are either pathological or refractive. Many pathological disorders of the eye can be corrected by surgery. These include cataracts (clouded lenses), glaucoma (elevated pressure in the eye), corneal disorders such as scars, defects and irregular surfaces and vitro-retinal disorders such as the attachment of membrane growths to the retina causing blood leakage within the eye. All of these disorders can impair vision. Many refractive disorders can be corrected through the use of eyeglasses and contact lenses. Myopia (nearsightedness), hyperopia (farsightedness) and presbyopia (inability to focus) are three of the most common refractive disorders.

      Ultrasound Technology: Ultrasound devices have been used in ophthalmology since the late 1960's for diagnostic and surgical applications when treating or correcting eye disorders. In diagnostics, ultrasound instruments are used to measure distances and shapes of various parts of the eye for prescription of eyeglasses and contact lenses and for calculation of lens implant prescriptions for cataract surgery treatment. These devices emit sound waves through a hand-held probe that is placed onto or near the eye with the sound waves emitted being reflected by the targeted tissue. The reflection "echo" is computed into a distance value that is presented as a visual image, or cross-section of the eye, with precise measurements displayed and printed for diagnostic use by the surgeon.

      Surgical use of ultrasound in ophthalmology is limited to treatment of cataractous lenses in the eye through a procedure called phacoemulsification or "phaco." A primary objective of cataract surgeries is the removal of the opacified (cataractous) lens through an incision that is as small as possible. The opacified lens is then replaced by a new synthetic lens intraocular implant ("IOL"). Phaco technology involves a process by which a cataract is broken into small pieces using ultrasonic shock waves delivered through a hollow, open-ended metal needle attached to a hand-held probe. The fragments of cataractous tissue are then removed through aspiration. Phaco systems were first designed in the late 1960's after various attempts by surgeons to use other techniques to remove opacified lens, including crushing, cutting, freezing, drilling and applying chemicals to the cataract. By the mid-1970's, ultrasound had proven to be the most effective technology to fragment cataracts. Industry sources indicate that phaco cataract treatment is the technology for cataract removal used in over 80% of surgeries in the United States and over 20% of all foreign surgeries.

      Laser Technology: The term "laser" is an acronym for Light Amplification by Stimulated Emission of Radiation. Lasers have been commonly used for a variety of medical and ophthalmic 4 procedures since the 1960's. Lasers emit photons into a highly intense beam of energy that typically radiates at a single wavelength or color. Laser energy is generated and intensified in a laser tube or solid-state cavity by charging and exciting photons of energy contained within material called the lazing medium. This stored light energy is then delivered to targeted tissue through focusing lenses by means of optical mirrors or fiber optics. Most laser systems use solid state crystals or gases as their lazing medium. Differing wavelengths of laser light are produced by the selection of the lazing medium. The medium selected determines the laser wavelength emitted, which in turn is absorbed by the targeted tissue in the body. Different tissues absorb different wavelengths or colors of laser light. The degree of absorption by the tissue also varies with the choice of wavelength and is an important variable in treating various tissue. In a surgical laser, light is emitted in either a continuous stream or in a series of short duration "pulses," thus interacting with the tissue through heat and shock waves, respectively. Several factors, including the wavelength of the laser and the frequency and duration of the pulse or exposure, determine the amount of energy that interacts with the targeted tissue and, thus, the amount of surgical effect on the tissue.

      Lasers are widely accepted in the ophthalmic community for treatment of certain eye disorders and are popular for surgical applications because of their relatively non-invasive nature. In general, ophthalmic lasers, such as argon, Nd:YAG and excimer (argon-fluoride) are used to coagulate, cut or ablate targeted tissue. The argon laser is used to treat leaking blood vessels on the retina (retinopathy) and retinal detachment. The excimer laser was recently tested in clinical trials for limited use in corneal refractive surgery. The Nd:YAG pulsed laser is used to perforate clouded posterior capsules (posterior capsulotomy) and to relieve glaucoma-induced elevated pressure in the eye (iridotomy, trabeulorplasty, transcleral cyclophotocoqulation). Argon, Nd:YAG and excimer lasers are primarily used for one or two clinical applications each. In contrast to these conventional laser systems, the Company's Photon(TM) laser cataract system is designed to be used for multiple ophthalmic applications, including certain new applications that may be made possible with the Company's proprietary technology. Such new applications, however, must be tested in clinical trials and be approved by the FDA.

Products

      The Company's principal surgical product is an ultrasonic system for use by ophthalmologists to perform surgical treatment procedures to remove cataracts. In 1990, the Company received clearance from the FDA pursuant to
Section 510(k) of the Food, Drug and Cosmetics Act (the "FDC Act") on its Precisionist 3000(TM) phaco system for cataract surgery, which system was upgraded to the Precisionist 3000 Plus(TM) in 1994. The Company also completed its preclinical in vitro and in vivo (animal)testing of its Photon(TM) laser cataract surgical system and submitted a Section 510(k)Premarket Notification to the FDA for the Photon(TM) laser cataract system in September 1993, with a follow-up Investigational Device Exemption ("IDE") application submitted in October 1994 to provide additional clinical data through human cases to support its earlier filing. The IDE was approved in May 1995. Phase I clinical trials were begun in April 1996 with surgeries completed in December 1996. Patient follow-up examinations as mandated by the FDA study were completed in July 1997, and the Company submitted its final report to the FDA thereafter. During the Phase I clinical trials the Company discovered that the Nd:YAG (Neodymium:
Yttrium-Aluminum-Garnet) laser system is most effective on soft cataracts. Hard cataracts can be removed using the already existing ultrasound capability of the Workstation(TM). The FDA approved Phase II trials on soft cataracts in May 1998. Seven laser systems are now installed in the United States and surgeries are being performed with trial completion expected in the first half of 2000.

      The Odyssey(TM): The Odyssey(TM) replaced the Precisionist 3000 and Precisionist 3000 Plus. The Odyssey(TM) is a reliable, portable, low-cost phaco system, with a very low operating cost. The primary market for the Odyssey(TM) is in foreign countries where phaco technology is emerging and price-points are relatively low. The Odyssey(TM) is also a reliable back-up system. The system features a simple analog presentation of the ultrasound power, and aspiration. The Odyssey(TM) provides the basic standard features for phaco surgery including: continuous ultrasound tuning, ultrasound energy regulation and anterior vitrectomy.

      The SIStem(TM): The SIStem(TM) is the Company's state-of-the-art phacoemulsification system, bridging the gap between the Odyssey(TM) and the Precisionist(TM). The SIStem(TM) is designed to be a full-featured, cost-effective, reliable phaco machine. The competitive feature package includes automated priming and tuning, error detection, audible feedback, patented fluidics system, pneumatic vitrectomy and bipolar electrosurgical coagulation. With both reusable and single-use consumables, the SIStem(TM) is positioned for the world's primary ultrasonic phaco markets, including the United States, Europe and Asia.

      Precisionist ThirtyThousand(TM): The Precisionist ThirtyThousand(TM) (the "Precisionist(TM)") is the Company's core phaco surgical technology and the base system for its Precisionist(TM) Ocular Surgery Workstation(TM). The Precisionist(TM) was placed into production and sale in 1997. As a phaco cataract surgery system, the Company believes the Precisionist(TM) with its new fluidics panel is equal or superior to the present competitive systems in the United States. The system features a graphic color display and unique proprietary on-board computer and graphic user interface linked to soft-key membrane panel for flexible programmable operation. The system provides real-time "on-the-fly" adjustment capabilities for each surgical parameter during the surgical procedure for high-volume applications. In addition, the Precisionist(TM) provides one hundred pre-programmable surgery set-ups, with a second level of sub-programmed custom modes within each major surgical screen (i.e., ultrasound phaco and irrigation/aspiration modes). The Precisionist(TM) features the Company's newly developed proprietary fluidics panel which is completely non-invasive for improved sterility and to provide a surgical environment in the eye that virtually eliminates fluidic surge and chamber maintenance problems normally associated with phaco cataract surgery. This new fluidics system provides greater control for the surgeon and allows the safe operation at much higher vacuum settings by sampling changes in aspiration 100 times per second. Greater vacuum in phaco surgery means less use of ultrasound or laser energy to fragment the cataract and less chance for surrounding tissue damage. In addition to the full complement of surgical modalities (e.g., irrigation, aspiration, bipolar coagulation and anterior vitrectomy), system automation includes "dimensional" audio feedback of vacuum levels and voice confirmation for major system functions, providing an intuitive environment in which the advanced phaco surgeon can concentrate on the surgical technique rather than the equipment.

      Photon Workstation: The Precisionist(TM) Ocular Surgery Workstation(TM) (the Workstation(TM)) which comprises the base system for the Precisionist(TM) is the first system to the knowledge of the Company which uses the expansive capabilities of today's advanced computer technology to offer seamless open architecture expandability of the system hardware and software modules. The Workstation utilizes an embedded computer developed for the Company and controlled by a proprietary software system developed by the Company that interfaces with all components of the system: ultrasound, fluidics (irrigation), aspiration, venting, coagulation and anterior vitrectomy (pneumatic). Each component is controlled as a peripheral module within this fully integrated system. This approach allows for seamless expansion and refinement of the Workstation(TM) with the ability to add other hardware and software features. Expansion such as the Company's Photon(TM) laser system, when approved by the FDA, and hardware for additional surgical applications are easily 6 implemented by means of a pre-existing expansion rack which resides in the base of the Workstation. These expanded capabilities could include, but would not be limited to: laser systems, video surgical fiber optic imaging, cutting and electrosurgery equipment. However, there is no guarantee that the Workstation(TM) will be accepted in the market place.

      Photon(TM) Laser System: The Photon(TM) laser cataract system, which is still subject to FDA approval, is designed to be installed as a seamless plug-in upgrade or add-on to the Company's Precisionist(TM) Ocular Surgery Workstation(TM). The plug-in platform concept is unique in the ophthalmic surgical market for systems of this magnitude and presents a unique market opportunity for the Company. The main elements of the laser system are the
Nd:YAG laser  module,  Photon(TM)  laser  software  package and  interchangeable disposable hand-held fiber optic laser Photofragmentation Probe(TM) (the "LCP"(TM). The Photon(TM) laser utilizes the on-board microprocessor computer of the Workstation(TM) to generate short pulse laser energy developed through the patented LCP (TM) to targeted cataract tissue inside the eye, while simultaneously irrigating the eye and aspirating the diseased cataract tissue from the eye. The probe is smaller in diameter than conventional ultrasound phaco needles and presents no damaging vibration or heat build-up in the eye. The Company's Phase I clinical trials demonstrated that this probe can easily reduce the size of the cataract incision from 3.0 mm to under 2.0 mm thereby reducing surgical trauma and complementing current foldable intraocular implant technology. The laser probe may also eliminate any possibility for burns around the incision or at the cornea and may therefore be used with cataract surgery techniques which utilize a more delicate clear cornea incision which can eliminate sutures and be conducted with topical anesthesia. However, this system may not effectively remove harder grade cataracts. Harder grade cataracts can be removed using the already existing ultrasound capability of the Workstation(TM). The Company intends to refine the laser delivery system and laser cataract surgical technique used on soft cataracts through expanded research and clinical studies. As far as the Company can determine, no integrated single laser photofragmenting probe is presently available on the market that uses laser energy directly, contained in an enclosed probe, to plasmatize cataract tissue at a precise location inside the eye while simultaneously irrigating and aspirating the site.

      The Company's laser system is based upon the concept that pulsed laser energy produced with the micro-processor controlled Nd:YAG laser system provides ophthalmic surgeons with a more precise and less traumatic alternative in cataract surgery. Although conventional ultrasonic surgical systems have proven effective and reliable in clinical use for many years, their use of high frequency shock waves and vibration to fragment the cataract can make the procedure difficult and can present risk of complication both during and after surgery. In contrast, the Company's laser system, which utilizes short centralized energy bursts, should permit the delivery of the laser beam with less trauma to adjacent tissue. Therefore, unlike ultrasonic systems, whose vibrations and shock waves affect(and can damage) non-cataractous tissues within the eye, the Company's Photon(TM) laser cataract system should only affect tissues it comes into direct contact with.

      Surgical Instruments, Accessories and Disposables: In addition to the cataract surgery equipment, the Company is aggressively pursuing development and product introductions for a range of cataract surgery instruments and accessories that will be sold with its surgical systems and will complement other competitive systems. In January 1998, the Company received FDA 510(k) clearance for a line of proprietary titanium ultrasonic phaco needles it produces at its Salt Lake City facility. The needles were released for sale in May 1998 in a sterile Phaco PAK (TM). In May 1998, the Company received FDA 510(k) clearance for a line of irrigation/aspiration probes and tips. Product release occurred in

October 1998. These products and additional instruments were previously sourced from third-party vendors. The Company believes that by developing its own instruments and accessories it can improve product performance, introduce innovative differentiation and improve sales margins. The Company's surgical systems utilize or will utilize accessory instruments and disposables, some of which are proprietary to the Company. These include replacement ultrasound tips, sleeves, tubing sets and fluidics packs, instrument drapes and laser cataract probes. The Company intends to expand its disposable accessories as it further penetrates the cataract surgery market and expands the treatment applications for its Workstation.

      Diagnostic Eye Care Products: Glaucoma is a leading cause of blindness in the world. Glaucoma is described as a partial or total loss of visual field resulting from certain progressive disease or degeneration of the retina, macula or nerve fiber bundle. The cause and mechanism of the glaucoma pathology is not completely understood. Present detection methods focus on the measurement of intraocular pressure in the eye to determine the possibility of pressure being exerted upon the retina, and optic nerve fiber bundle, which can diminish visual field. Recently, retinal blood circulation has been indicated as a key component in the presence of glaucoma. Several companies produce color Doppler equipment in the $150,000 price range intended to provide measurement of ocular blood flow activity in order to diagnose and treat glaucoma at an earlier stage.

      In June 1997, the Company received FDA clearance to market the Blood Flow Analyzer(TM) for early detection and treatment management of glaucoma and other retina related diseases. The device measures not only intraocular pressure but also pulsatile ocular blood flow, the reduction of which may cause nerve fiber bundle death through oxygen deprivation thus resulting in visual field loss associated with glaucoma. The Company's Blood Flow Analyzer(TM) is a portable automated in-office system that presents an affordable method for ocular blood flow testing for the ophthalmic and optometric practitioner. The Company has secured a license granting it the exclusive right to private label, package and market the product in the United States, with full international marketing rights.

      Blood Flow Analyzer(TM): This was the Company's first diagnostic eye care device. The device is manufactured for the Company and is being marketed by the Company pursuant to a license agreement. The device is a portable desktop system that utilizes a proprietary patented pneumatic Air Membrane Applanation Probe(TM) (the "AMAP TM") which is attached to any model of standard examination slitlamp which is then placed on the cornea of the patient's eye to measure the intraocular pressure within the eye. The device is unique in that it reads a series of intraocular pressure pulses over a short period of time (approximately five to ten seconds) and generates a wave form profile which can be correlated to blood flow volume within the eye. The blood flow volume is calculated by a proprietary software algorithm developed by David M. Silver, Ph.D., at Johns Hopkins. The device presents a numerical intraocular pressure reading and blood flow analysis rating in a concise printout which is affixed to the patient history file. In addition, the data generated by the device can be downloaded to a personal computer system for advanced database development and management. The Company markets the Blood Flow Analyzer(TM) as a stand-alone Model 100 SE unit, and packaged with a custom built computer system as the Model 100 LE. The Blood Flow Analyzer(TM) utilizes a single-use disposable cover for its AMAP (TM) corneal probe which is shipped in sterile packages. The AMAP (TM) probe tip cover provides accurate readings and acts as a prophylactic barrier for the patient. The device has been issued a patent in the European Economic Community and the United States and has a patent pending in Japan. The FDA cleared the Blood Flow Analyzer(TM) for marketing in June 1997 and the Company commenced selling the system in September 1997. In addition to the Humphrey 8 products, this diagnostic product will permit the Company to expand its market to approximately 35,000 optometry practitioners in the United States in addition to the approximately 18,000 ophthalmic practitioners who currently perform eye surgeries and are candidates for the Company's surgical systems. International sales of the Blood Flow Analyzer(TM) will be further expanded in 1999.

      Pachymetric Analyzer and LASIK Pachymeter: Paradigm produces two Ultrasonic Pachymeters used for measurement of corneal thickness. The Model P55 is positioned as a standard office pachymeter. In November 1999, the Company introduced the Model P55L LASIK Pachymeter, with its enhanced dynamic range to measure thinner corneas. This device is targeted to the refractive surgery market.

      Ultrasonic A Scan: The Ultrasonic A Scan was and remains the industry standard for axial length eye measurement, which is a prerequisite procedure reimbursed by Medicare and is performed before every cataract surgery. Over 5,000 A-Scan systems have been installed in the worldwide market, representing a substantial market opportunity for software upgrades and extended warranty contract sales.

      Ultrasonic A/B Scan: The A/B Scan is used by retinal sub-specialists to identify foreign bodies in the posterior chamber of the eye and to evaluate the structural integrity of the retina. The A/B Scan is attractive to the general ophthalmic community at large because of its lower price point.

      Ultrasonic Biomicroscope ("UBM"): The UBM was developed by Humphrey Systems in conjunction with the New York Eye and Ear Infirmary in Manhattan and the University of Toronto. The UBM creates a high-resolution computer image of the unseen parts of the eye that is a "map" for the glaucoma surgeon. The UBM is an "enabling technology" for the ophthalmologist, one that the Company has repositioned for broader market sales penetration. Formerly sold only to glaucoma sub-specialty practitioners, the Company reintroduced the UBM at a price-point targeted for the average practitioner seeking to add glaucoma filtering surgical procedures and income to his/her cataract surgical practice. The UBM related surgical filtering procedures are fully reimbursable by Medicare and insurance providers. This untapped new market positions the Company as a leader in the rapidly expanding glaucoma imaging and treatment segment.

Marketing and Sales

      Ophthalmologists are mainly office-based and perform their surgeries in local hospitals or surgical centers that provide the necessary surgical equipment and supplies. Ophthalmologists are generally involved in decisions relating to the purchase of equipment and accessories for their independent ambulatory surgical centers and for the hospitals with which they are affiliated. This provides the opportunity for direct, targeted, personal selling, responsive high quality customer service and short buying cycles to achieve a product sale in the office or hospital. Hospitals also comprise a significant market as recent demand for ultrasonic surgery technology has put pressure on the ophthalmologist, who in turn persuades the hospital to install the latest technology system so that they can offer this procedure to their patients and the community.

      Industry analysts report that the United States ophthalmic surgical device market has been characterized by slower growth in recent years. This has apparently been caused by the uncertainty and potential reforms associated with the health care industry. Further, hospitals have been inclined to keep their older phaco machines longer than expected as they have been forced to mind budgets more carefully and have become less willing to invest in capital equipment until more information on health care reform becomes available. However, analysts predict that the ophthalmic surgical device market will see renewed growth in the coming years as the health care environment stabilizes and as the growing elderly population produces an increased number of cataract surgeries. As a consequence of these factors, the market should see a greater rate of replacement of older machines that hospitals and surgeons have been postponing for longer than usual.

      Current Market Acceptance and Potential: The Company's distribution base includes over 200 of the Precisionist 3000, Precisionist 3000 Plus(TM), Odyssey(TM), and SIStem(TM) phaco systems. Fourteen of the new Precisionist(TM) Ocular Surgery Workstation(TM)s and eleven Photon(TM) Precisionist(TM) Ocular Surgery Workstations(TM)s have also been placed. The principal purchasers have been ophthalmologists and clinics in many countries throughout the world. The Company believes that the market for its products is being driven by: (i) the aging of the population, which is evidenced by the domestic and international cataract surgery volume growth trend over the past ten years, (ii) the entry by emerging countries (including China, Russia, and other countries in Asia, Eastern Europe and Africa)into advanced technology medical care for their populations, (iii)increased awareness worldwide of the benefits of the minimally invasive phaco cataract procedure and (iv) the introduction of technology improvements such as the Company's laser system.


      Marketing Organization: The Company markets its products internationally through a network of dealers and domestically through direct sales representatives. As of December 31, 1999, the Company had seven direct domestic sales representatives in the United States and twenty-one foreign dealers. This is in addition to the fifty-three Paradigm Pharmacia & Upjohn Alliance representatives and eighty MAXXIM representatives domestically. These sales representatives are assigned exclusive territories and have entered into contracts with the Company that contain performance quotas. The Company also plans to continue to market its products by identifying customers through internal market research, trade shows and direct marketing programs. The Company also utilizes a Clinical Advisory Board comprised of leading ophthalmic surgeons in the United States and Europe who speak at conventions, train ophthalmologists and visit foreign doctors and dealers to promote the Company's products.

      The Company, when marketing its surgical Workstation(TM), will emphasize the expandable features of the Workstation(TM). The Company's marketing approach will be to focus on the upgradeability of the Workstation(TM) and to develop the image of the Workstation(TM) as the most versatile, upgradeable and cost effective surgical equipment available. The Company will continue to focus its sales efforts towards ophthalmic hospital and surgical center facilities specializing in cataract surgery. However, as systems are installed, the Company will expand its focus to provide additional ophthalmic and non-ophthalmic surgical applications as part of its Workstation(TM). Additional surgical applications will expand the market for the Workstation(TM) as well as associated sales of disposable surgical products.

      The Company disseminated the innovative capabilities of its products through advertisement and printed materials at the Company's exhibition at the annual meeting of the American Academy of Ophthalmology in Orlando, Florida in October 1999. The theme of the Company's advertisement for its Ocular Surgery Workstation(TM) was "The Future of Phaco is Laser Cataract Surgery." The Company will expand upon the concept of the "Workstation(TM)" with additional advanced laser and surgical capabilities. The Company has also continued its campaign for the Blood Flow Analyzer(TM). The product was introduced to the ophthalmic marketplace at the American Academy of Ophthalmology meeting in October 1997 and to the Optometric marketplace at the California Optometric Association and Vision Expo Easy New York meetings. The theme of the Company's advertisement for its Blood Flow Analyzer is "Don't Miss Half of Your Glaucoma Patients... A Fast, Clinically Proven Test For Ocular Blood Flow".

      Product advertising is focused in the three industry trade newspapers, Ocular Surgery News, Ophthalmology Times and the American Optometric Association News. Most of the ophthalmologists or optometrists in the United States receive one or more of these magazines through professional subscription programs. The media has shown strong interest in the Company's technology and products, as evidenced by several recent front page articles in these publications.

      Manufacturing and Raw Materials: Currently, the Company is moving into a 29,000 square foot facility in Salt Lake City. This facility accommodates the Company's expanded manufacturing, marketing and engineering capabilities. The Company manufactures under system of quality control and testing, which complies with the Quality System Requirements (QSR) guidelines established by the FDA, as well as similar guidelines established by foreign governments, including CE Mark and IS0-9001.

      The laser cavity, optical train and power source for the Photon(TM) laser cataract system are supplied by Sunrise Technologies, Inc. in Fremont, California ("Sunrise"). The Company has established an internal laser cataract probe manufacturing facility and performs all probe production in Salt Lake City. The remaining operating elements of the Photon(TM) laser cataract system, the computer controller, fluidics and ancillary surgical modalities, manufactured at the Company's new facility. Although substantial reliance has been placed with Sunrise, the Company believes it would be able to find alternative laser sources, including eventual in-house manufacture.

      The Company subcontracts the manufacturing of some of its ancillary instruments, accessories and disposables through specified vendors in the United States. These products are contracted in quantities and at costs consistent with the Company's financial purchasing capabilities and pricing needs. The Company manufactures the LCP (TM) laser cataract probe and some of its surgical instruments, accessories and fluidics surgical tubing sets at its facility in Salt Lake City.

      The Blood Flow Analyzer(TM) is manufactured by OBF Labs. The analyzer is repackaged by the Company using a module cover designed by the Company and is also being marketed under the Company's trade name and mark. The Company's License and Manufacturing Agreement with OBF Labs continues through December 31, 2000 and is automatically renewable for successive one year additional terms, unless either party gives written notice to the other party at least 90 days prior to the expiration of the term. Service for the Company's products is overseen from its Salt Lake City, Utah headquarters and is augmented by its international dealer network, which dealers also provide technical service and repair. Installation, on-site training and a 12 to 18 month warranty are included as the standard terms of sale. The Company provides distributors with replacement parts at no charge during the warranty period. To date, the Company has incurred minimal expenses under this warranty program. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All system parts are modular sub-components that are easily removed and replaced. The Company maintains an adequate parts inventory and provides 24 hour replacement parts shipment to its dealers. After the warranty period expires, the Company offers one year service contracts to its domestic customers and will continue to sell parts to international dealers who in turn create their own service plans with their customers.

      Product Service and Support: Service for the Company's products is overseen from its Salt Lake City, Utah headquarters and is augmented by its international dealer network who provide technical service and repair. Installation, on-site training and a limited product warranty are included as the standard terms of sale. The Company provides distributors with replacement parts at no charge during the warranty period. To date, the Company has incurred minimal expenses under this warranty program. International distributors are responsible for installation, repair and other customer service to installed systems in their territory. All systems parts are modular sub-components that are easily removed and replaced. The Company maintains an adequate parts inventory and provides overnight replacement parts shipment to its dealers. After the warranty period expires, the Company offers one year and three year service contracts to its domestic customers and will continue to sell parts to international dealers who in turn create their own service plans with their customers.

      Third-Party Reimbursement: It is expected that the Company's laser systems and diagnostic systems will generally be purchased by ophthalmologists and hospitals as well as optometrists who will then bill various third-party payors for the health care services provided to their patients. These payors include Medicare, Medicaid and private insurers. Government agencies generally reimburse at a fixed rate based on the procedure performed. Some of the potential procedures for which the Photon(TM) laser cataract systems may be used, may be determined to be elective in nature, and third-party reimbursement may not be available for such procedures, even if approved by the FDA. In addition, third-party payors may deny reimbursement if they determine that the procedure was unnecessary, inappropriate, not cost-effective, experimental or used for a non-approved indication. There can be no assurance that reimbursement from third-party payors will be available, or if available, that reimbursement will not be limited, thereby having a material adverse effect on the Company's ability to develop new products on a profitable basis, its operating results and financial condition.

      Co-Distribution Agreement with Pharmacia & Upjohn Company and MAXXIM: The Company has entered into a Co-Distribution Agreement as of June 26, 1998 with Pharmacia & Upjohn Company and MAXXIM, which provides for the marketing and sale of a range of ophthalmic products. Under the terms of the Co-Distribution Agreement, the Company, Pharmacia & Upjohn and MAXXIM will offer a comprehensive package of products to cataract surgeons, including cataract surgical equipment, intraocular lens implants, intraocular pharmaceuticals, surgical instruments and sterile procedural packs. The Company will provide the Precisionist(TM) for distribution and sale under the Co-Distribution Agreement. The Pharmacia & Upjohn products to be distributed as part of the Co- Distribution Agreement include Healon(R) and HealonGV(R) viscoelastic solution and the CeeOn line of foldable, small intraocular lens implants, designed to replace the natural lens removed during cataract surgery. It is too soon to determine the full effect of these agreements on the Company. However, some possible benefits may be lower marketing costs for the Company's products and a greater appeal of the Company's products to hospitals and other buyers who prefer a comprehensive and more cost-effective package.

Research and Development

      The Company's primary market for its surgical products is the cataract surgery market. However, the Company believes that its laser systems may potentially have broader ophthalmic applications. Consequently, the Company believes that a strong research and development capability is important for the Company's future. In addition to the Company's expanded in-house R&D capabilities, it has enlisted several recognized and respected consultants and other technical personnel to act in technical and medical advisory capacities. Several of these consultants serve on the Company's clinical Advisory Board to provide expert and technical support for current and proposed products, programs and services of the Company. In addition, the Company is conducting research in conjunction with MEOS Photonics through the University of Utah Medical Laser Laboratory. The research is aimed at improving the laser system's performance for cataract surgery and exploring additional surgical applications.

      The Company believes its research and development capabilities provide it with the ability to respond to regulatory developments, including new products, new product features devised from its users and new applications for its products on a timely and proprietary basis. The Company intends to continue investing in research and development and to strengthen its ability to enhance existing products and develop new products. The Company spent $540,148 in fiscal year ended December 31, 1997, $298,187 in the year ended December 31, 1998, and $677,225 in the fiscal year ended December 31, 1999.

Competition

      General. The Company is subject to competition in the cataract and the glaucoma surgery markets, and the glaucoma diagnostic market from two principal sources: (i) manufacturers of competing ultrasound systems used when performing cataract treatments and (ii) developers of technologies for ophthalmic diagnostic and surgical instruments used for treatment. The surgical equipment industry is dominated by a few large companies that are well established in the marketplace, have experienced management, are well financed and have well recognized trade names and product lines. The Company believes that the combined sales of five entities account for over 90% of the ophthalmic surgery market. The remaining market is fragmented among emerging smaller companies, some of which are foreign. The ophthalmic diagnostic market has a similar composition.

      Most major competitors either entered or expanded into the cataract or glaucoma markets through the acquisition of smaller, entrepreneurial high-technology manufacturing companies. Therefore, because existing competitors or other entities desiring to enter the market could conceivably acquire current entrepreneurial enterprises with small market activity, any and all competitors must be considered to be formidable.

      The Cataract Surgical System Industry. Presently, products currently in use are offered by the major manufacturers utilizing ultrasonic technology. Those systems rely on accessories including single-use cassette packs and other ancillary surgical disposables such as saline solution, sutures and intraocular lenses for their profits. The cassette packs are required for fluid and tissue collection during the surgical procedure. The cassette packs are generally unique and proprietary to their respective systems and represent a barrier to entry for third-party, lower-cost after-market suppliers. While there is growing market resistance in the United States and internationally to single-use cassettes, the Company anticipates that manufacturers of ultrasound equipment will continue to develop and enhance their present ultrasound products in order to protect their investments in system and cassette technology and to protect their profits from sales of these cassettes and accessories. The Company's Precisionist Thirty Thousand(TM) ultrasonic phaco system has the ability to use either reusable or single-use disposable components. The Photon(TM) laser cataract system will utilize probes and cassette packs designed for single-use and semi-disposable instruments priced at a level consistent with the demands of health care cost containment. This will allow the health care providers a substantial measure of cost containment, while providing the Company with the quality control and income capability of cassette sales.

      The typical list price of a competitive advanced ultrasonic system ranges from approximately $60,000 to $100,000. Lower cost models generally have a list price ranging from approximately $30,000 to $60,000. The list price for the Precisionist Thirty Thousand(TM) ocular surgery system is $89,900. The Company's Photon(TM) Laser Phaco(TM) will be sold at a price of approximately $129,000. The international market, with significantly lower medical budgets, has not been able to justify the expense of using disposable components. Budgetary constraints have limited current manufacturers from gaining a significant share of the international ultrasound equipment market, and has provided a niche for the emerging smaller companies discussed above.

      Ultrasound Equipment Manufacturers. As a relatively recent entrant into the cataract surgical equipment market with a newer equipment line, the Company is establishing itself and, as yet, does not hold a significant share of the market. The Company currently recognizes Bausch & Lombe, Alcon Laboratories, and Allergan Medical Optics as its primary competitors in the ultrasound phaco cataract equipment market.

      Laser Equipment Manufacturers. To the Company's knowledge, there are several other companies attempting to develop laser equipment for cataract surgery. Based on the information currently available to the Company, these competitive laser companies appear to offer a less viable means of treating cataracts using laser technology. The Company believes that there is presently no directly competing Nd:YAG laser-assisted cataract surgical system available in the market. The Company also believes that its product is sufficiently distinctive and, if properly marketed, can capture a significant share of the cataract surgical device market. However, there are substantial risks in undertaking a new venture in an established and already highly competitive industry. In the short-term, the Company is seeking to exploit these opportunities. Depending upon further developments, the Company may ultimately exploit those opportunities through a merger with a stronger entity already established or one that desires to enter the medical industry.

      The Company believes that its ability to compete successfully will depend on its capability to create and maintain advanced technology, develop proprietary products, attract and retain scientific personnel, obtain patent or other proprietary protection for its products and technologies, obtain required regulatory approvals and manufacture, assemble and successfully market products either alone or through third parties.

      The Retinal Diagnostic Market. The Glaucoma Research Foundation suggests that with the aging of the so-called baby boom generation, there will be an increase of macular degeneration and glaucoma in the United States, the leading causes of adult blindness worldwide. The damage caused by these diseases is irreversible. The preconditions for the onset of macular degeneration or glaucoma are low ocular blood flow and/or high intraocular pressure. Diagnostic screening is important for individuals susceptible to these diseases. People in high risk categories include: African Americans over 40 years of age, all persons over 60 years of age, persons with a family history of glaucoma or diabetes, and the very near sighted. The Glaucoma Research Foundation recommends that these high risk individuals be tested once every two years for glaucoma. According to the U.S. Census Bureau, in 1995 there were over 30 million adults 65 years of age and older and 8 million African Americans 45 years of age and older. The Glaucoma Research Foundation reports that glaucoma currently accounts for more than 7 million visits to physicians annually.

      The Company is subject to intense competition in the ophthalmic diagnostic market from well-financed, established companies with recognizable trade names and product lines and new and developing technologies. The industry is dominated by several large entities which the Company believes account for the majority of diagnostic equipment sales. The Company expects to derive revenues from the sale of its newly acquired ultrasound diagnostic equipment and blood flow analyzer. The blood flow analyzer is designed to detect glaucoma in an earlier stage than is presently possible. In addition, the device performs tonometry and blood flow analysis. The blood flow analyzer has a list price ranging from approximately $13,500 and $20,000. Other ophthalmic diagnostic devices which do not detect glaucoma in the early stages of the disease as does the Company's analyzer retail at comparable prices. The Company thus believes that it can compete in the diagnostic market place based upon the lower price and improved diagnostic functions of the analyzer.

      The Glaucoma Surgery Market. The glaucoma surgery market is similar in composition to the retinal diagnostic market. The market is dominated by several large companies. Because there are existing glaucoma and laser surgery products in the market, the Company hopes to be able to enter the market relatively quickly through FDA Section 510(k) clearance of its new systems and products. The Company believes that it can compete in this established marketplace since it will be offering its glaucoma surgery system as an add-on to its Workstation(TM). The Company believes that its Workstation(TM) will give the Company a competitive advantage to gain a position in the marketplace.

Intellectual Property Protection

      The Company's cataract surgical products are proprietary in design, engineering and performance. The Company's ultrasonic products have not been patented to date because the primary technology for ultrasonic tissue fragmentation, as available to all competitors in the market, is mainly in the public domain.

      The Photon(TM) laser cataract probe is protected under a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. and subsequently assigned by Photomed International, Inc. ("Photomed") and a Japanese patent issued in 1997 to the Company for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand-held probe of a unique design. The Company secured the exclusive worldwide right to this patent shortly after its issue, and to the international patents pending, from Photomed by means of a license agreement (the "License Agreement"). The License Agreement was amended on December 5, 1997 to allow Photomed the right to conduct research, development and marketing utilizing the patent in certain medical sub-specialties other than ophthalmology for which the Company would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent. See "Management" and "Certain Relationships and Related Transactions."

      OBF Labs, the manufacturer of the Blood Flow Analyzer(TM) that the Company markets in the United States under a non-exclusive license agreement, has been granted a patent in the European Economic Community and the United States and has a patent pending in Japan.

      Although the Company's trademarks are important to its business, it is not the Company's policy to pursue trademark registrations for its trademarks associated with its products. Consequently, the Company relies on common law trademark rights to protect its unregistered trademarks, although common law trademark rights do not provide the Company with the same level of protection as would U.S. federal registered trademarks. Common law trademark rights only extend to the geographical area in which the trademark is actually used while
U.S. federal registration prohibits the use of the trademark by any party anywhere in the United States.

      The Company also relies on trade secret law to protect some aspects of its intellectual property. All of the Company's key employees, consultants and advisors are required to enter into a confidentiality agreement with the Company. Most of the Company's third-party manufacturers and formulators are also bound by confidentiality agreements with the Company.

Regulation

      The Company's surgical and diagnostic systems are regulated as medical devices by the FDA under the FDC Act. As such, these devices require Premarket clearance or approval by the FDA prior to their marketing and sale. Such clearance or approval is premised on the production of evidence sufficient for the Company to show reasonable assurance of safety and effectiveness regarding its products. Pursuant to the FDC Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States and the export of medical devices from the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, denial of Premarket clearance or approval for devices, recommendations by the FDA that the Company not be allowed to enter into government contracts, and criminal prosecution.

      Following the enactment of the Medical Device Amendments to the FDC Act in May 1976, the FDA began classifying medical devices in commercial distribution into one of three classes: Class I, II or III. This classification is based on the controls that are perceived to be necessary to reasonably ensure the safety and effectiveness of medical devices. Class I devices are those devices, the safety and effectiveness of which can reasonably be ensured through general controls, such as adequate labeling, advertising, Premarket notification and adherence to the FDA's Quality System Requirements (QSR) regulations. Some Class I devices are exempt from some of the general controls. Class II devices are those devices the safety and effectiveness of which can reasonably be assured through the use of special controls, such as performance standards, postmarket surveillance, patient registries and FDA guidelines. Class III devices are devices that must receive Premarket approval by the FDA to ensure their safety and effectiveness. Generally, Class III devices are limited to life-sustaining, life- supporting or implantable devices, or to new devices that have been found not to be substantially equivalent to legally marketed devices.

      There are two principal methods by which FDA approval may be obtained. One method is to seek FDA approval through a Premarket notification filing under
Section 510(k) of the FDC Act. If a manufacturer or distributor of a medical device can establish that a proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or to a pre-1976 Class III medical device for which the FDA has not called for a PMA, the manufacturer or distributor may seek FDA Section 510(k) Premarket clearance for the device by filing a Section 510(k) Premarket notification. The Section 510(k) notification and the claim of substantial equivalence will likely have to be supported by various types of data and materials, possibly including clinical testing results, obtained under an IDE granted by the FDA. The manufacturer or distributor may not place the device into interstate commerce until an order is issued by the FDA granting Premarket clearance for the device. There can be no assurance that the Company will obtain Section 510(k) Premarket clearance for any of the future devices for which the Company seeks such clearance including the Photon(TM) Laser.

      The FDA may determine that the device is "substantially equivalent" to another legally marketed Class I, Class II or pre-1976 Class III device for which the FDA has not called for a PMA, and allow the proposed device to be marketed in the United States. The FDA may determine, however, that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence. A "not substantially equivalent" determination or a request for additional information could delay the Company's market introduction of its products and could have a material adverse effect on the Company's business, operating results and financial condition.

      The alternate method to seek approval is to obtain Premarket approval from the FDA. If a manufacturer or distributor of a medical device cannot establish that a proposed device is substantially equivalent to another legally marketed device, whether or not the FDA has made a determination in response to a Section 510(k) notification, the manufacturer or distributor will have to seek Premarket approval for the proposed device. A PMA application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data to prove the safety and efficacy of the device. If human clinical trials of a proposed device are required and the device presents a "significant risk," the manufacturer or the distributor of the device will have to file an IDE application with the

FDA prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and mechanical testing. If the IDE application is approved, human clinical trials may begin at a specific number of investigational sites, and the approval letter could include the number of patients approved by the FDA. An IDE clinical trial can be divided into several parts or Phases. Sometimes, a company will conduct a feasibility study to confirm that a device functions according to its design and operating parameters. This is usual clinical trial site. If the Phase I results are promising, the applicant may, with the FDA's permission, expand the number of clinical trial sites and the number of patients to be treated to assure reasonable stability of clinical results. Phase II studies are performed to confirm predictability of results and the absence of adverse reactions. The applicant may, upon receipt of the FDA's authorization, subsequently expand the study to a third phase with a larger number of clinical trial sites and a greater number of patients. This involves longer patient follow-up times and the collection of more patient data. Product claims, labeling and core data for the PMA are derived primarily from this portion of the clinical trial. The applicant may also, upon receipt of the FDA's permission, consolidate one or more of such portions of the study. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study, provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. Although both approval methods may require clinical testing of the device in question under an approved IDE, the Premarket approval procedure is more complex and time consuming.

      Upon receipt of the PMA application, the FDA makes a threshold determination whether the application is sufficiently complete to permit a substantive review. If the FDA determines that the PMA is sufficiently complete to permit a substantive review, the FDA will "file" the application. Once the submission is filed, the FDA has by regulation 90 days to review it; however, the review time is often extended significantly by the FDA asking for more information or clarification of information already provided in the submission. During the review period, an advisory committee may also evaluate the application and provide recommendations to the FDA as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the FDA's QSR requirements prior to approval of a PMA. While the FDA has responded to PMA applications within the allotted time period, PMA reviews generally take approximately 12 to 18 months or more from the date of filing to approval. The PMA process is lengthy and expensive, and there can be no assurance that such approval will be obtained for any of the Company's products determined to be subject to such requirements. A number of devices for which PMA approval has been sought by other companies have never been approved for marketing.

      Any products manufactured or distributed by the Company pursuant to a premarket clearance notification or PMA are or will be subject to pervasive and continuing regulation by the FDA. The FDC Act also requires that the Company's products be manufactured in registered establishments and in accordance with QSR regulations. Labeling, advertising and promotional activities are subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of medical devices is also subject to regulation in certain instances. In addition, the use of the Company's products may be regulated by various state agencies.

      All lasers manufactured for the Company are subject to the Radiation Control for Health and Safety Act administered by the Center for Devices and Radiological Health of the FDA. The law requires laser manufacturers to file new product and annual reports and to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users pursuant to specific performance standards, and to comply with labeling and certification requirements. Various warning labels must be affixed to the laser, depending on the class of the product, as established by the performance standards.

      Although the Company believes that it currently complies and will continue to comply with all applicable regulations regarding the manufacture and sale of medical devices, such regulations are always subject to change and depend heavily on administrative interpretations. There can be no assurance that future changes in review guidelines, regulations or administrative interpretations by the FDA or other regulatory bodies, with possible retroactive effect, will not materially adversely affect the Company. In addition to the foregoing, the Company is subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of potentially hazardous substance. There can be no assurance that the Company will not be required to incur significant costs to comply with such laws and regulations and that such compliance will not have a material adverse effect upon the Company's ability to conduct business.

      The Company and the manufacturers of the Company's products may be inspected on a routine basis by both the FDA and individual states for compliance with current QSR regulations and other requirements.

      Congress has considered several comprehensive federal health care programs designed to broaden coverage and reduce the costs of existing government and private insurance programs. These programs have been the subject of criticism within Congress and the health care industry, and many alternative programs and features of programs have been proposed and discussed. Therefore, the Company cannot predict the content of any federal health care program, if any is passed by Congress, or its effect on Company and its business. Some measures that have been suggested as possible elements of a new program, such as government price ceilings on nonreimbursable procedures and spending limitations on hospitals and other healthcare providers for new equipment, could have an adverse effect on the Company's business, operating results or financial condition. Uncertainty concerning the features of any health care program considered by the Congress, its adoption by the Congress and the effect of the program on the Company's business could result in volatility of the market price of the Company's Common Stock.

      Furthermore, the introduction of the Company's products in foreign countries may require the Company to obtain foreign regulatory clearances. The Company believes that only a limited number of foreign countries have extensive regulatory requirements, including France, Germany, Korea and Japan. The time involved for regulatory approval in foreign countries varies and can take a number of years. A number of European and other economically advanced countries, including Italy, Norway, Spain and Sweden, have not developed regulatory agencies for intensive supervision of such devices. Instead, they generally have been willing to accept the approval of the FDA. Therefore, a PMA, Section 510(k) or approved IDE from the FDA is tantamount to approval in those countries. These countries and most developing countries have simply deferred direct discretion to licensed practicing surgeons to determine the nature of devices that they will use in medical procedures. The Company's two ultrasound systems, the Photon(TM) laser cataract system the Company is developing and the ocular blood flow analyzer are all devices which require FDA approval. Therefore, a significant aspect of the acceptance of the devices in the market is the effectiveness of the Company in obtaining the necessary approvals. Having an approved IDE allows the Company to export a product to qualified investigational sites.

Regulatory Status of Products

      The SIStem(TM), Odyssey(TM) and Surg-E-Trol(TM) are approved for sale in the U. S. by the FDA under 510(k)s. The products have also been accepted for import into various non-EC countries. The SIStem(TM) has been certified to bear the CE mark, allowing sales in European Community countries.

      The Photon(TM) Laser Cataract System. The Company acquired permission from the FDA to manufacture the device and approval to export it to qualified investigator sites outside the United States under an open IDE granted by the FDA in May 1995. Although the Photon(TM) laser cataract system is uniquely configured in an original and proprietary manner, the laser system, a Nd:YAG laser, is not proprietary to the device or the Company and is widely used in the medical industry and other industries as well. Of particular significance is the fact that this particular component has received previous market clearance from the FDA for other ophthalmic and medical applications. Also of significance is the Company's belief that the surgical treatment method used with the Photon(TM) laser cataract is similar to the current ultrasound cataract treatment employed by ophthalmologists. The Company thus believes that it can obtain Section 510(k) clearance for the Photon(TM) laser cataract system sometime in 2000.

      The Company submitted its Premarket Notification under Section 510(k) of the FDC Act for the Photon(TM) laser cataract system in September 1993. The FDA requested clinical support data for claims made in the Section 510(k) Premarket Notification, and in October 1994 the Company submitted an IDE application to provide for a "modest clinical study" in order to collect the data required by the FDA for clearance of the Photon(TM) laser cataract system. The FDA granted this IDE in May 1995. The Company began human clinical trials in April 1996 and completed the clinical surgeries in December 1996. Through the clinical trials the Company discovered that the Photon(TM) laser cataract system may not effectively remove harder grade cataracts. Hard cataracts can be removed using the already existing ultrasound capability of the Workstation(TM). The Company has requested and received FDA approval to conduct Phase II clinical studies at seven sites in hopes of refining the laser system and surgical method to remove cataracts and provide the statistical data required to approve the Photon(TM) laser system for laser cataract removal. There is no guarantee, however, that the Company will be successful in improving the laser system to remove harder grade cataracts.

      Blood Flow Analyzer(TM)(Paradigm BFA). The FDA granted market clearance pursuant to Section

510(k) of the FDC Act, for the commercial sale of the Paradigm Blood Flow Analyzer(TM) in June 1997 for the intended use and claims of applanation tonometry and blood flow analysis. The clearance allows immediate marketing in the United States for this new product and allows the Company to expand its product base into the ophthalmic office and optometric office with a diagnostic system.

Employees

      As of December 31, 1999, the Company had 26 full-time employees. This number does not include the Company's manufacturer's representatives who are independent contractors rather than employees of the Company. The Company also utilizes several consultants and advisors. There can be no assurance that the Company will be successful in recruiting or retaining key personnel. None of the Company's employees is a member of a labor union and the Company has never experienced any business interruption as a result of any labor disputes.

Item 2. Description of Property
-------------------------------

      The Company's executive offices are currently located at 2355 South 1070 West, Salt Lake City, Utah. This facility consists of approximately 29,088 square feet of leased office space under a three year lease that will expire on March 1, 2003 with an additional three year renewal option. These facilities are leased from Eden Roc, a California partnership, at a base monthly rate of $15,999 plus a $2,356 monthly common area maintenance fee. The base monthly rent increases to $16,479 and $16,973 for the second and third years of the lease, respectively. Pursuant to the lease, the Company pays all real estate and personal property taxes and the insurance costs on the premises. The Company believes that these facilities are adequate and satisfy its needs for the foreseeable future.

Item 3. Legal Proceedings
-------------------------

      The Company is not a party to any material legal proceedings outside the ordinary course of its business or to any other legal proceedings which, if adversely determined, would have a material adverse effect on the Company's financial condition or results of operations.

Item 4. Submission of Matters to a Vote of Security Holders
-----------------------------------------------------------
      None.

                                     PART II
                                     -------

Item 5. Market for Common Equity and related Stockholder Matters
----------------------------------------------------------------

      The Authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share. The Company has created four classes of Preferred Stock, designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

      The Company's Common Stock and Class A Warrants trade on The Nasdaq SmallCap Market under the respective symbols of "PMED" and "PMEDW." Prior to July 22, 1996, there was no public market for the Common Stock. As of March 23, 2000 the closing sale prices of the Common 21

Stock and Class A Warrants were $9.750 per share and $3.313 per warrant, respectively. The following are the high and low sales prices for the Common Stock and Class A Warrants by quarter as reported by Nasdaq since July 22, 1996.


                                                         Common Stock                         Class A Warrants
                                                          Price Range                            Price Range
          Period (Calendar Year)            High                Low                        High                 Low
1996
  Third Quarter (since July 22, 1996).....  6.000               2.000                      1.188                  0.125
  Fourth Quarter..........................  5.625               2.875                      1.438                  0.438

1997
  First Quarter...........................  6.375               3.000                      1.563                  0.750
  Second Quarter..........................  5.750               3.000                      1.000                  1.500
  Third Quarter...........................  6.000               1.563                      1.375                  0.125
  Fourth Quarter..........................  4.625               2.438                      0.875                  0.250

1998
  First Quarter...........................  4.688               2.875                      0.938                  0.250
  Second Quarter..........................  6.500               3.813                      1.313                  0.250
  Third Quarter...........................  4.563               2.500                      0.688                  0.438
  Fourth Quarter..........................  3.000               1.563                      1.188                  0.438

1999
  First Quarter                             4.000               2.094                      1.063                  0.047
  Second Quarter                            3.938               2.688                      0.875                  0.594
  Third Quarter                             4.594               2.688                      1.000                  0.438
  Fourth Quarter                            7.938               2.875                      2.313                  0.438



      The Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are not publicly traded. As of March 23,2000, there were 659 record holders of Common Stock, 6 record holders of Series A Preferred Stock, 4 record holders of Series B Preferred Stock, no record holders of Series C Preferred Stock and 28 record holders of Series D Preferred Stock.

      The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company must pay cash dividends to holders of its Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred Stock before it can pay any cash dividend to holders of its Common Stock. Dividends paid in cash pursuant to outstanding shares of the Company's Series A, Series B, Series C and Series D Preferred Stock are only payable from surplus earnings of the Company and are non-cumulative and therefore, no deficiencies in dividend payments from one year will be carried forward to the next. The Company currently intends to retain future earnings, if any, to fund the development and growth of the Company's proposed business and operations. Any payment of cash dividends in the future on the Common Stock will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that the Company's Board of Directors deems relevant. The Company issued 6,764 shares of its Series A Preferred and 6,017 shares of its Series B Preferred on January 8, 1996 as a stock dividend to Series A and Series B shareholders of record as of December 31, 1994.

Item 6. Management's Discussion and Analysis or Plan of Operation
-----------------------------------------------------------------

General

      The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward looking statements which involve risks and uncertainty. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed in this section. The Company has changed its fiscal year to the period from January 1 to and including December 31.

      The Company is engaged in the design, development, manufacture and sale of high technology eye care products. The Company's surgical equipment is designed to perform minimally invasive cataract surgery and is comprised of surgical devices and related instruments and accessories, including disposable products. The Company's ultrasound diagnostic products include a pachymeter, an A-Scan, an A/B Scan and a biomicroscope, the technology for which was acquired from Humphrey Systms in 1998. In addition, the Company markets its Blood Flow Analyzer(TM). Paradigm's activities for the twelve months ended December 31, 1999 include domestic sales of the Precisionist ThirtyThousand(TM) and Humphrey Systems ultrasound diagnostic equipment, acquisition of new product lines, and research and development on the Photon(TM) laser cataract removal system which received FDA approval for expansion to Phase II Clinical Trials on May 19, 1998.

      In July 1998, the Company announced the acquisition of the exclusive manufacturing rights to four FDA-approved ophthalmic diagnostic instruments from Humphrey Sysems, a division of Carl Zeiss, Inc. which complement the Company's cataract surgical equipment and its Blood Flow Anylyzer(TM). The Company commenced delivery of the Pachymetric Analyzer, which measures corneal thickness, in December, 1998 and the Ultrasound A-Scan, which measures the axial length of the eye, in March,1999. The Company began shipments of the Ultrasound A/B Scan, which is used by retinal specialists to identify foreign bodies in the posterior chamber of the eye and in evaluating the structural integrity of the retina, in the second quarter of 1999. The Ultrasonic Biomicroscope ("UBM"), which creates a high-resolution computer image of the unseen parts of the eye providing a map for the glaucoma surgeon, also commenced shipments in the second quarter of 1999.

      In October 1999 the Company entered into an agreement with Mentor to purchase the rights to develop, manufacture, market and sell their Phaco product line. The phaco line includes the Mentor SIStem(TM), the Odyssey(TM), and the Surg- E-Trol(TM). Shipments of the Mentor SIStem(TM) commenced immediately upon purchase, and have continued in first quarter of 2000.

      In  November,  1999,  the  Company  entered  into  a  Mutual  Release  and
Settlement    agreement   with   the    manufacturer    of   the    Precisionist
ThirtyThousand(TM) Ocular Surgery Workstation(TM) in which the Company terminated its Manufacturing Agreement and completed the purchase from them of outstanding finished goods and raw material inventory. The company took over the development and manufacture of the ThirtyThousand(TM) Ocular Surgery Workstation(TM).

      On January 27, 2000, the Company entered into a letter of intent to acquire Vismed, dba Dicon, a California corporation, a manufacturer and distributor of proprietary medical diagnostic instrumentation for chronic eye diseases.


Results of Operations

      Fiscal year Ended December 31, 1999, Compared to Fiscal year Ended December 31, 1998:

      Sales increased by $443,000, or 35%, to $1,701,000 for the twelve months ended December 31, 1999, from $1,258,000 for the comparable period in 1998. Production and shipment of the Humphrey ophthalmic diagnostic instruments commenced in the first and second quarters of 1999. The Company shipped a total of 105 A-Scans, 22 A/B Scans, 21 Ultrasonic Biomicroscopes, and 31 Pachymeters. Also, upon the purchase of the Mentor phaco product line in the fourth quarter of 1999, the Company shipped two Mentor SIStem(TM) surgery workstations, as well as associated accessories. The new fluidic panel for the Precisionist(TM) was completed late in the year, rather than in March 1999, as was anticipated at the end of 1998. As a result, the Company shipped only one Precisionist(TM) in 1999. Due to the restructuring of Phase II clinical study sites in the third quarter of 1999, which was done to expedite completion of the clinical studies, sales returns were posted of approximately $500,000.

      Cost of sales increased by $218,000, or 27%, to $1,031,000 for the twelve months ended December 31, 1999, from $813,000 for the comparable period in 1998. The 39% gross margin on sales for the twelve months ended December 31, 1999, was 4% higher than the 35% gross margin on sales for the comparable period in 1998. If the amortization of capitalized engineering and design charges, a non-cash expense, 23 is excluded, gross margins for 1999 and 1998 were 44% and 41%, respectively.


      Marketing and selling expenses decreased by $106,000, or 10%, to $915,000 for the twelve months ended December 31, 1999, from $1,021,000 for the comparable period in 1998. Sales and marketing activities pertaining to the Humphrey ophthalmic diagnostic instruments were launched during the 1999 year, although there were no changes in the size of the sales force.

      General and administrative expenses increased by $870,000, or 47%, to $2,711,000 in 1999, from $1,841,000 for the twelve months ended December 31, 1998. The majority of the increase was attributable to the Black-Scholes valuation of common stock warrants and common stock granted as compensation for consulting services during the year and an increase in bad debt expense relating to receivables. In addition, approximately $85,000 in design expense was recognized as a result of the Mutual Release and Settlement Agreement with the manufacturer of the Precisionist(TM), which was entered into in preparation for taking the development and manufacture of the Precisionist(TM) in-house.

      Research and development expenses increased by $379,000, or 127%, to $677,000 for the year ended December 31, 1999, from $298,000 for comparable period in 1998. The increase between 1998 and 1999 was ascribed to an increase in personnel pursuant to bringing the Humphrey line into full production and taking over the manufacture of the Precisionist(TM).

      Other income(expense)increased by $55,000,to $11,000 for the year ended December 31, 1999, from ($44,000) for the same period in 1998. This was the result of a reduction in interest expense recognized in 1999 and a billing adjustment posted in 1998.

      The Company had a net loss of $3,622,000, or $.54 per share, for the year ended December 31, 1999, compared to a net loss of $2,759,000, or $.69 per share, for the year ended December 31, 1998, an increase of $863,000. The increase in net loss was attributable to a reduction in sales of the Precisionist(TM) as a result of delays in the release of the new fluidic panel, sales returns pursuant to restructuring the Phase II clinical study sites, the valuation of the warrants granted to outside consultants, expenses recognized in connection with the Mutual Release and Settlement Agreement with the manufacturer of the Precisionist(TM), and an increase in bad debt allowance for receivables.

      Fiscal Year Ended December 31, 1998, Compared to Fiscal Year Ended December 31, 1997:

      Sales increased by $794,000,or 171%, to $1,258,000 for the twelve months ended December 31, 1998 from $464,000 for the comparable period in 1997. The higher level of sales in fiscal 1998 was primarily due to the sale of 21 Precisionist(TM) and 17 Blood Flow Analyzer(TM)s compared with 8
Precisionist(TM)s and 3 Blood Flow Analyzer(TM)s in fiscal 1997. Sales of products in the surgery equipment market are contingent upon customer evaluation and acceptance. In 1998, two Precisionist(TM)s were returned compared with five in 1997 when certain software and hardware revisions were identified and corrected. With the introduction of teh new fluidic system in March 1999 for the Precisionist Thirty Thousand Workstation(TM), coupled with the shipment of the four new ophthalmic diagnostic instruments, management anticipates a significant improvement in sales.

      The cost of sales increased $480,000, or 144%, to $813,000 for the twelve months ended December 31, 1998, from $333,000 for the comparable period in 1997. The gross margin for the twelve months ended December 31, 1998 of 35%, was 7% higher than the gross margin for the comparable period in 1997, of 28%, primarily as a result of the amortization of capitalized engineering and design charges. If the amortization of capitalized engineering and design charges, a non-cash expense, is excluded, the gross margin for 1998 and 1999 is 41% or slightly less than the gross margin of 41% for 1997.

      Marketing and selling expenses increased by $430,000, or 73%, to $1,021,000 for the twelve months ended December 31, 1998, from $591,000 for the comparable period in 1997. The increase was a result of the Company adding a sales manager and two additional sales representatives, an increase in advertising promotional activities associated with trade shows and laser seminars for ophthalmic surgeons in conjunction with launching the Photon Ocular Surgery Workstation(TM), and service problems due to software and hardware revisions to the Precisionist(TM)Ocular Surgery Workstation(TM).

      General and administrative expenses increased $39,000 from $1,802,000 in 1997 or 2% to $1,841,000 for the twelve months ended December 31, 1998, primarily due to higher costs associated with the implementation of a new computer network and accounting, manufacturing and inventory control system.

      Research and development expenses decreased by $242,000, or 45%, for the year ended December 31, 1998, to $298,000 from $540,000 for the comparable period in 1997. The decrease was primarily the result of the completion of a substantial part of the engineering and design changes on the Precisionist ThirtyThousand(TM) Ocular Surgery Workstation(TM).

      Other expenses decreased by $164,000 to $44,000 for the year ended December 31,1998, compared to $208,000 for the same period in 1997. This is primarily due to the conversion of promissory notes into convertible preferred stock.

      The Company had a net loss of $2,759,000, or $.69 per share, for the year ended December 31, 1998 as compared to a net loss of $3,010,000, or $.82 per share, for the year ended December 31, 1997, a decrease of $251,000. The decrease was a result of increased sales and decreased research and development expenses offset by increased costs of sales, marketing, and selling expenses.


Upgrades

      To garner sales, the Company offers the ultrasonic Precisionist(TM) system with an unconditional arrangement under which the customer may trade in their Precisionist(TM) system to upgrade to a Precisionist ThirtyThousand(TM) Ocular Surgery Workstation(TM). Under this arrangement, the customer receives full credit for the trade in purchase price of the Precisionist(TM) system against the price of the new Precisionist ThirtyThousand(TM) Ocular Surgery Workstation(TM). As of December 31, 1999, the Company has distributed approximately 51 Precisionist(TM) systems under this provision. The gross margin on these original sales was approximately $295,000, or 32%. If all of these customers were to exercise their upgrade privilege, the Company would exchange the Precisionist(TM) system for the Company's new Precisionist Thirty Thousand(TM) Ocular Surgery Workstation(TM) and refurbish the ultrasonic Precisionist(TM) systems and sell them in the international market. Any losses on the sale of the refurbished Precisionist(TM) systems, which are not expected to be significant, would reduce the gross margin on the Precisionist ThirtyThousand(TM) Ocular Surgery Workstation(TM) sales. The total gross margin on the upgrade sales is estimated to be $1,677,000, or 41%. During the year ended December 31, 1999, there were no trade-in sales, compared with two trade-in sales totaling $76,000 for the year ended December 31, 1998.

Liquidity and Capital Resources

      The Company used cash in operating activities of $3,623,000 for the twelve months ended December 31, 1999, compared to $2,414,000 for the twelve months ended December 31, 1998. The increase in cash used for operating activities in 1999 was attributed to the purchase of inventory associated with the production of the Humphrey diagnostic line and a decrease in collections on receivables. The Company used cash from investing activities of $4,000 for the twelve months ended December 31, 1999, compared to $92,000 in fiscal 1998. The difference was attributable to a note receivable recognized in 1998 but reversed in 1999. Investment in property and equipment in both years was about the same. Net cash provided by financing activities for the twelve months ended December 31, 1999, was $4,515,000, compared with $1,733,000 for 1998. In March 1999, the Company completed a private placement of 1,140,000 shares of Series D Convertible
Preferred Stock at $1.75 per share with the net proceeds to the Company approximating $1,649,000. In several sale transactions, 920,900 shares of Common Stock were sold for net proceeds of $2,485,000. In addition, First Associated Securities warrants, Noteholders' warrants, the Win and Cyndel working capital loan warrants, and Hemmer warrants were exercised for total proceeds of $398,000.

      The Company will seek funding to meet its working capital requirements through collaborative arrangements and strategic alliances, additional public offerings and/or private placements of its securities or bank borrowings. There can be no assurance, however, that additional funds, if required, will be available from any of the foregoing or other sources on favorable terms, if at all.

      The Company's ratio of inventory to sales for the twelve month period ended December 31, 1999, was 2.44, compared with .57, for the same period in 1998. With the launching of new products within the past eighteen months, management has had to build inventory in anticipation of sales. As a result, the ratio of inventory to sales, particularly computed on the basis of inventory to quarterly sales, tends to fluctuate widely depending on the Company's purchase orders with the manufacturers, the time lags between customer's purchase orders, delivery and sales, the number of demonstration units in the field, the accuracy of the sales forecast and seasonal factors.

      At December 31, 1999,  the Company had net  operating  loss  carryforwards
(NOLs)of approximately $12,000,000 and research and development tax credit carryforwards of approximately $34,000. These carryforwards are available to offset future taxable income, if any, and begin to expire in the year 2006. The Company's ability to use its NOLs to offset future income is dependant upon the tax laws in effect at the time the NOL's can be utilized. The Tax Reform Act of 1996 significantly limits the annual amount that can be utilized for certain of these carry forwards as a result of change of ownership.

Effect of Inflation and Foreign Currency Exchange

      The Company has not realized a reduction in the selling price of the Precisionist phaco system as a result of domestic inflation. Nor has the Company experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with its foreign customers.

Impact of New Accounting Pronouncements

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

      The Company has reviewed all other recently issued accounting standards in order to determine their effects, if any, on the results of operations or financial position of the Company. Based on that review, the Company believes that none of these pronouncements will have a significant effect on current or future earnings or operations.

Item 7. Financial Statements
----------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.
                                                   Index to Financial Statements


--------------------------------------------------------------------------------




                                                                            Page
                                                                            ----

Independent Auditors' Report                                                 F-2


Balance Sheet                                                                F-3


Statement of Operations                                                      F-4


Statement of Stockholders' Equity                                            F-5


Statement of Cash Flows                                                      F-7


Notes to Financial Statements                                                F-8





--------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                             F-1

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                    INDEPENDENT AUDITORS' REPORT








To the Board of Directors of
Paradigm Medical Industries, Inc.


We have audited the balance sheet of Paradigm Medical Industries, Inc. (the Company) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Medical Industries, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.




                                       TANNER + Co.





Salt Lake City, Utah
March 16, 2000




                                                                         PARADIGM MEDICAL INDUSTRIES, INC.

                                                                                             Balance Sheet

                                                                                         December 31, 1999
----------------------------------------------------------------------------------------------------------



              Assets
              ------

Current assets:
     Cash                                                                               $        1,002,000
     Receivables, net                                                                              561,000
     Inventories                                                                                 4,153,000
     Prepaid expenses                                                                               91,000
                                                                                        ------------------

                  Total current assets                                                           5,807,000

Intangibles, net                                                                                   611,000
Property and equipment, net                                                                        204,000
                                                                                        ------------------

                  Total assets                                                          $        6,622,000
                                                                                        ------------------

----------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity
              ------------------------------------

Current liabilities:
     Payables                                                                           $          252,000
     Accrued liabilities                                                                           142,000
     Current portion of long-term debt                                                              23,000
                                                                                        ------------------

                  Total current liabilities                                                        417,000
                                                                                        ------------------

Long-term debt                                                                                      25,000
                                                                                        ------------------

Commitments and contingencies                                                                            -

Stockholders' equity:
     Preferred stock,  $.001 par value,  5,000,000
       shares  authorized,  341,457 shares
       issued and outstanding (aggregate
       liquidation preference of $684,000)                                                               -
     Common stock, $.001 par value, 20,000,000
       shares authorized, 8,785,548 shares
       issued and outstanding                                                                        9,000
     Additional paid-in capital                                                                 26,564,000
     Treasury stock, at cost                                                                        (4,000)
     Stock subscription receivable                                                                  (8,000)
     Accumulated deficit                                                                       (20,381,000)
                                                                                        ------------------

                  Total stockholders' equity                                                     6,180,000
                                                                                        ------------------

                  Total liabilities and stockholders' equity                            $        6,622,000
                                                                                        ------------------

----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                       F-3




                                                                         PARADIGM MEDICAL INDUSTRIES, INC.

                                                                                   Statement of Operations

                                                                                  Years Ended December 31,
----------------------------------------------------------------------------------------------------------




                                                                             1999              1998
                                                                       -----------------------------------

Sales                                                                  $       1,701,000   $     1,258,000

Cost of sales                                                                  1,031,000           813,000
                                                                       -----------------------------------

         Gross profit                                                            670,000           445,000
                                                                       -----------------------------------

Operating expenses:
     General and administrative                                                2,711,000         1,841,000
     Marketing and selling                                                       915,000         1,021,000
     Research and development                                                    677,000           298,000
                                                                       -----------------------------------

         Total operating expenses                                              4,303,000         3,160,000
                                                                       -----------------------------------

         Operating loss                                                       (3,633,000)       (2,715,000)
                                                                       -----------------------------------

Other income (expense):
     Interest income                                                              30,000            49,000
     Interest expense                                                            (15,000)          (33,000)
     Other                                                                        (4,000)          (60,000)
                                                                       -----------------------------------

         Total other income                                                       11,000           (44,000)
                                                                       -----------------------------------

         Loss before provision for income taxes                               (3,622,000)       (2,759,000)

Provision for income taxes                                                             -                 -
                                                                       -----------------------------------

         Net loss                                                      $      (3,622,000)  $    (2,759,000)
                                                                       -----------------------------------

Loss per common share - basic and diluted                              $            (.54)  $          (.69)
                                                                       -----------------------------------

Weighted average common shares - basic and diluted                             6,733,000         4,022,000
                                                                       -----------------------------------



----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                       F-4




                                                                                       PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                       Statement of Stockholders' Equity

                                                                                  Years Ended December 31, 1999 and 1998
------------------------------------------------------------------------------------------------------------------------
                                                        Preferred Stock
                         -----------------------------------------------------------------------------
                            Series A           Series B             Series C             Series D         Common Stock
                         -----------------------------------------------------------------------------------------------
                         Shares  Amount    Shares    Amount     Shares    Amount     Shares    Amount    Shares   Amount
                         -----------------------------------------------------------------------------------------------
Balance at
January 1, 1998           50,122    $   -    45,383     $    -         -     $    -         -     $   - 3,798,931  $4,000

Issuance of Series C
preferred stock for:                                                                        -         -
  Cash                         -        -         -          -    19,937          -         -         -         -       -
  Debt                         -        -         -          -     9,950          -         -         -         -       -
  Subscription                 -        -         -          -        93          -         -         -         -       -
  receivable

Conversion of preferred
stock to common stock   (15,503)        -  (14,147)          -  (23,080)          -         -         - 1,354,424   1,000

Issuance of common
stock for:
  Services                     -        -         -          -         -          -         -         -    93,135       -
  Payables                     -        -         -          -         -          -         -         -    90,000       -
  Debt                         -        -         -          -         -          -         -         -    37,500       -
  Assets                       -        -         -          -         -          -         -         -   126,316       -

Issuance of stock
options for services           -        -         -          -         -          -         -         -         -       -

Difference between the
series C preferred
stock conversion price
and common stock fair          -        -         -          -         -          -         -         -         -       -
value

Net loss                       -        -         -          -         -          -         -         -         -       -

Balance at December 31,
1998                      34,619        -    31,236          -     6,900          -         -         - 5,500,306   5,000
--------------------------------------------------------------------------------------------------------------------------

                         Additional                   Unearned Stock sub-     Accum-
                          Paid-In    Treasury Stock    Compen-  scription     ulated
                                    ------------------
                          Capital    Shares  Amount    sation  Receivable    Deficit
                        -----------------------------------------------------------------
Balance at
January 1, 1998           $8,834,000   2,600  $(4,000) $      -     $    -  $(8,258,000)

Issuance of Series C
preferred stock for:
  Cash                     1,739,000       -         -        -          -             -
  Debt                       829,000       -         -        -          -             -
  Subscription                 8,000       -         -        -    (8,000)             -
  receivable

Conversion of preferred
stock to common stock        (1,000)       -         -        -          -             -

Issuance of common
stock for:
  Services                   290,000       -         - (94,000)          -             -
  Payables                   399,000       -         -        -          -             -
  Debt                        75,000       -         -        -          -             -
  Assets                     500,000       -         -        -          -             -

Issuance of stock
options for services         161,000       -         -        -          -             -

Difference between the
series C preferred
stock conversion price
and common stock fair      4,870,000       -         -        -          -   (4,870,000)
value

Net loss                           -       -         -        -          -   (2,759,000)
                        -----------------------------------------------------------------
Balance at December 31,
1998                      17,704,000   2,600   (4,000) (94,000)    (8,000)  (15,887,000)
-----------------------------------------------------------------------------------------
                                                                                      F-5

                                                                                       PARADIGM MEDICAL INDUSTRIES, INC.
                                                                                       Statement of Stockholders' Equity

                                                                                  Years Ended December 31, 1999 and 1998
------------------------------------------------------------------------------------------------------------------------
                                                        Preferred Stock
                         -----------------------------------------------------------------------------
                            Series A           Series B             Series C             Series D         Common Stock
                         -----------------------------------------------------------------------------------------------
                         Shares  Amount    Shares    Amount     Shares    Amount     Shares    Amount    Shares   Amount
                         -----------------------------------------------------------------------------------------------


Issuance of Series D
preferred stock for cash      -        -         -         -         -         -   1,140,000     1,000          -       -

Conversion of preferred
stock                   (26,542)       -  (12,000)         -   (6,400)         -   (826,356)   (1,000)  1,238,199   1,000

Issuance of common
stock for:
  Cash                        -        -         -         -         -         -           -         -    920,900   1,000
  Exercise of warrants
    and options               -        -         -         -         -         -           -         -    166,980       -
  Assets                      -        -         -         -         -         -           -         -    819,257   1,000
  Satisfaction of
    payables                  -        -         -         -         -         -           -         -     23,426       -
  Services                    -        -         -         -         -         -           -         -    116,510   1,000

Offering costs for:
    Preferred stock           -        -         -         -         -         -           -         -          -       -
    Common stock              -        -         -         -         -         -           -         -          -       -

Amortization of unearned
  compensation                -        -         -         -         -         -           -         -          -       -

Issuance of stock
options
  and warrants for            -        -         -         -         -         -           -         -          -       -
  services

Difference between the
Series D preferred
stock conversion price
and common stock fair         -        -         -         -         -         -           -         -          -       -
value

Net loss
                        --------------------------------------------------------------------------------------------------

Balance at
December 31, 1999         8,077    $   -    19,236    $    -       500    $    -     313,644     $   -  8,785,578  $9,000
                        ==================================================================================================

                         Additional                   Unearned Stock sub-     Accum-
                          Paid-In    Treasury Stock    Compen-  scription     ulated
                                    ------------------
                          Capital    Shares  Amount    sation  Receivable    Deficit
                        -----------------------------------------------------------------
Issuance of Series D
preferred stock for cash   1,995,000       -        -         -          -             -

Conversion of preferred
stock                              -       -        -         -          -             -

Issuance of common
stock for:
  Cash                     2,620,000       -        -         -          -             -
  Exercise of warrants
    and options              398,000       -        -         -          -             -
  Assets                   2,656,000       -        -         -          -             -
  Satisfaction of
    payables                 107,000       -        -         -          -             -
  Services                   366,000       -        -         -          -             -

Offering costs for:
    Preferred stock        (347,000)       -        -         -          -             -
    Common stock           (136,000)       -        -         -          -             -

Amortization of unearned
  compensation                     -       -        -    94,000          -             -

Issuance of stock
options
  and warrants for           329,000       -        -         -          -             -
  services

Difference between the
Series D preferred
stock conversion price
and common stock fair        872,000       -        -         -          -     (872,000)
value

Net loss                                                                     (3,622,000)
                        -----------------------------------------------------------------
Balance at
December 31, 1999        $26,564,000   2,600 $(4,000)     $   -   $(8,000) $(20,381,000)
                        =================================================================


-----------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                      F-6



                                                                         PARADIGM MEDICAL INDUSTRIES, INC.

                                                                                   Statement of Cash Flows

                                                                                  Years Ended December 31,
----------------------------------------------------------------------------------------------------------



                                                                                1999              1998
                                                                       -----------------------------------

Cash flows from operating activities:
     Net loss                                                          $      (3,622,000)  $    (2,759,000)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                                           163,000           106,000
         Amortization of unearned compensation                                    94,000                 -
         Issuance of common stock for services                                   367,000           196,000
         Issuance of stock option/warrant for services                           329,000           161,000
         Provision for losses on receivables                                     345,000            30,000
         (Increase) decrease in:
              Receivables                                                       (340,000)         (475,000)
              Inventories                                                       (905,000)          240,000
              Debt offering cost                                                       -           259,000
              Prepaid expenses                                                   (76,000)            1,000
         Increase (decrease) in:
              Payables                                                            43,000            14,000
              Accrued liabilities                                                (21,000)         (187,000)
                                                                       -----------------------------------
                  Net cash used in
                  operating activities                                        (3,623,000)       (2,414,000)
                                                                       -----------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                                          (48,000)          (48,000)
     Notes receivable                                                             44,000           (44,000)
                                                                       -----------------------------------
                  Net cash used in
                  investing activities                                            (4,000)          (92,000)
                                                                       -----------------------------------

Cash flows from financing activities:
     Proceeds from issuance of Series C preferred stock                                -         1,739,000
     Proceeds from issuance of Series D preferred stock                        1,649,000                 -
     Proceeds from issuance of common stock                                    2,485,000                 -
     Principal payments on long-term  debt                                       (17,000)           (6,000)
     Proceeds from exercise of common stock warrants and
       options                                                                   398,000                 -
                                                                       -----------------------------------
                  Net cash provided by
                  financing activities                                         4,515,000         1,733,000
                                                                       -----------------------------------

Net increase (decrease) in cash                                                  888,000          (773,000)

Cash, beginning of year                                                          114,000           887,000
                                                                       -----------------------------------

Cash, end of year                                                      $       1,002,000   $       114,000
                                                                       -----------------------------------



----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                       F-7

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements

--------------------------------------------------------------------------------

1.   Organization and Significant Accounting Policies

Organization

Paradigm Medical Industries, Inc. (the Company) is a Delaware Corporation incorporated in October 1989. The Company is engaged in marketing and selling advanced surgical systems for cataracts, various attachments and disposable accessories and diagnostic equipment and instrumentation.

The Company is in the business of developing and selling laser-based and other surgical eye care equipment and products.

Liquidity

The Company incurred a net loss and negative cash flows from operating activities for the year ended December 31, 1999 and has an accumulated deficit. Subsequent to year-end the Company has continued to have individuals exercise their options or warrants. As a result, management believes that if sales projections are realized these net proceeds, plus existing working capital, will be sufficient to assure continuation of the Company's operations through December 31, 2000. However, no assurances can be given that management's plans will be successful in achieving profitability to positive cash flows.

Cash Equivalents

For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.


--------------------------------------------------------------------------------
                                                                             F-8

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization and Significant Accounting Policies Continued

Inventories

Inventories are stated at the lower of cost or market, cost is determined using the weighted average method.

Property and Equipment

Property and  equipment  are recorded at cost,  less  accumulated  depreciation.
Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease.
Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in operations.

Intangible Assets

The Company capitalized a portion of payments to manufacturers for engineering and design services. These costs are being amortized using the straight line method over a three to five year period. At December 31, 1999 and 1998, the accumulated amortization was $253,000 and $135,000, respectively. Amortization expense for the years ended December 31, 1999 and 1998 was $118,000 and $74,000, respectively.

Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation and accrued liabilities.

Earnings Per Share

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.


--------------------------------------------------------------------------------
                                                                             F-9

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



1.   Organization and Significant Accounting Policies Continued

Revenue Recognition

Revenues for sales of the Photon product, are recognized upon installation and acceptance by the customer. Revenues for sales of other surgical systems, ultrasound diagnostic devices, and disposable products are recognized when the product is shipped.

The Company offers certain products with an unconditional arrangement under which the customer may trade in the product to upgrade to other systems, such as the Photon. Under this agreement, the customer will receive full credit for the purchase price of the product traded against the price of the other system.

Research and Development

Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on behalf of the Company.

Concentration of Risk

The market for ophthalmic lasers is subject to rapid technological change, including advances in laser and other technologies and the potential development of alternative surgical techniques or new pharmaceutical products. Development by others of new or improved products, processes or technologies may make products developed by the Company obsolete or less competitive.

The Company's high technology product line requires the Company to deal with suppliers and subcontractors supplying highly specialized parts, operating highly sophisticated and narrow tolerance equipment and performing highly technical calculations and tasks. Although there are a limited number of suppliers and manufacturers that meet the standards required of a regulated medical device, management believes that other suppliers and manufacturers could provide similar components and services.

The nature of the Company's business exposes it to risk from product liability claims. The Company maintains product liability insurance providing coverage up to $2 million per claim with an aggregate policy limit of $2 million. Any losses that the Company many suffer from any product liability litigation could have a material adverse effect on the Company.


--------------------------------------------------------------------------------
                                                                            F-10

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



1.   Organization and Significant Accounting Policies Continued

Concentration of Risk - Continued

A significant portion of the Company's product sales are in foreign countries. The economic and political instability of some foreign countries may affect the ability of medical personnel to purchase the Company's products and the ability of the customers to pay for the procedures for which the Company's products are used. Such circumstances could cause a possible loss of sales, which would affect operating results adversely.

During the year ended December 31, 1999, the Company had sales to a major customer which represented approximately 14% of total net sales. During the year ended December 31, 1998, no single customer represented more than 10% of total net sales.

Accounts receivable are due from medical distributors, surgery centers, hospitals and ophthalmologists located throughout the U.S. and a number of foreign countries. The receivables are generally due within thirty days for domestic customers and sixty days for international customers.

The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates in the  Preparation of Financial  Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 1998 financial statements have been reclassified to conform with the presentation of the current year financial statements.



--------------------------------------------------------------------------------
                                                                            F-11

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



2.   Detail of Certain Balance Sheet Accounts

Receivables:

     Trade receivables                                        $         916,000
     Employee receivables                                                10,000
     Other                                                               10,000
     Allowance for doubtful accounts                                   (375,000)
                                                              -----------------

                                                              $         561,000
                                                              -----------------



Inventories:
     Finished goods                                           $       2,081,000
     Raw materials                                                    2,072,000
                                                              -----------------

                                                              $       4,153,000
                                                              -----------------



Preferred stock:
     Series A 500,000 shares authorized, 8,077
       shares issued and outstanding (aggregate
       liquidation preference of $8,000)                      $               -
     Series B, 500,000 shares authorized, 19,236
       shares issued and outstanding (aggregate
       liquidation preference of $77,000)                                     -
     Series C, 30,000 shares authorized, 500
       shares issued and outstanding (aggregate
       liquidation preference of $50,000)                                     -
     Series D 1,140,000 shares authorized,
       313,644 shares issued and outstanding
       (aggregate liquidation preference of $549,000)                         -
                                                              -----------------

                                                              $               -
                                                              -----------------


--------------------------------------------------------------------------------
                                                                            F-12

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



3.   Property and Equipment

Property and equipment consists of the following:


Office equipment                                          $         187,000
Computer equipment                                                  108,000
Automobile                                                           26,000
Furniture and fixtures                                               21,000
                                                          -----------------

                                                                    342,000

Accumulated depreciation and
amortization                                                       (138,000)
                                                          -----------------

                                                          $         204,000
                                                          -----------------



4.   Long-Term Debt

Long-term debt consists of the following:


Note payable to a bank in monthly installments of
$418, including interest at 9.95% secured by an
automobile and due September 2001                         $           8,000

Capital lease obligations (see note 5)                               40,000
                                                          -----------------

                                                                     48,000

Less current portion                                                (23,000)
                                                          -----------------

                                                          $          25,000
                                                          -----------------



Future maturities are as follows:


Year Ending December 31,                                       Amount
------------------------                                       ------

                           2000                           $          23,000
                           2001                                      24,000
                           2002                                       1,000
                                                          -----------------

                                                          $          48,000
                                                          -----------------



--------------------------------------------------------------------------------
                                                                            F-13

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



5.   Lease Obligations

During the year ended December 31, 1999 the Company leased certain equipment under noncancellable capital leases. These leases provide the Company the option to purchase the leased assets at the end of the initial lease term. Assets under capital leases included in fixed assets and are as follows:


Computer and other equipment                              $          54,000

Less accumulated amortization                                       (10,000)
                                                          -----------------

                                                          $          44,000
                                                          -----------------

Amortization expense on assets under capital leases during the year ended December 31, 1999 was $10,000.

Capital lease obligations have imputed interest rates of approximately 15% to 22% and are payable in aggregate monthly installments of approximately $2,000 through 2001 and $1,000 through April 2002. The leases are secured by equipment. Future minimum payments on the capital lease obligations are as follows:


2000                                                      $          23,000
2001                                                                 23,000
2002                                                                  3,000
                                                          -----------------

                                                                     49,000

Less amount representing interest                                    (9,000)
                                                          -----------------

Present value of future minimum lease payments            $          40,000
                                                          -----------------



--------------------------------------------------------------------------------
                                                                            F-14

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



5.   Lease Obligations Continued

The Company leases office and warehouse space under an operating lease agreement. Future minimum rental payments under the noncancelable operating lease as of December 31, 1999 is approximately as follows:


Year Ending December 31,                                       Amount
------------------------                                       ------

              2000                                        $         176,000
              2001                                                  197,000
              2002                                                  203,000
              2003                                                   17,000
                                                          -----------------

             Total future minimum rental payments         $         593,000
                                                          -----------------

Rent  expense  related  to  noncancelable  operating  leases  was  approximately
$102,000  and  $41,000  for  the  years  ended   December  31,  1999  and  1998,
respectively.


6.   Income Taxes

The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to loss before provision for income taxes for the following reasons:


                                                     Years Ended
                                                    December 31,
                                          ---------------------------------
                                                1999             1998
                                          ---------------------------------

Federal income tax benefit at
  statutory rate                          $       1,200,000  $      938,000
Other                                                     -          45,000
Change in valuation allowance                    (1,200,000)       (983,000)
                                          ---------------------------------

                                          $              -   $           -
                                          ---------------------------------



--------------------------------------------------------------------------------
                                                                            F-15

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


6.   Income Taxes Continued

Deferred tax assets (liabilities) are comprised of the following:


Net operating loss carryforward                           $       4,080,000
Depreciation and amortization                                       (23,000)
Allowance and reserves                                              146,000
Research and development tax credit
  carryforwards                                                      34,000
                                                          -----------------

                                                                  4,237,000

Valuation allowance                                              (4,237,000)
                                                          -----------------

                                                          $               -
                                                          -----------------


A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.

At December 31, 1999, the Company had net operating loss carryforwards of approximately $12,000,000 and research and development tax credit carryforwards of approximately $34,000. These carryforwards are available to offset future taxable income and begin to expire in 2006. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of the change in ownership.



--------------------------------------------------------------------------------
                                                                            F-16

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


7.   Capital Stock

The Company has established a series of preferred stock with a total of 5,000,000 authorized shares and a par value of $.001, and one series of common stock with a par value of $.001 and a total of 20,000,000 authorized shares.

Series A Preferred Stock

On September 1, 1993, the Company established a series of non-voting preferred shares designated as the 6% Series A Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series A Preferred Stock has the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of twenty-four cents ($.24) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series A Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

2. Upon the liquidation of the Company, the holders of the Series A Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $1.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs.

3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series A Preferred Stock for 1.2 common shares.

4.   The holders of the shares have no voting rights.

5. The Company may, at its option, redeem all of the then outstanding shares of the Series A Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.


--------------------------------------------------------------------------------
                                                                            F-17

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



7.   Capital Stock Continued

Series B Preferred Stock

On May 9, 1994, the Company established a series of non-voting preferred shares designated at 12% Series B Preferred Stock, consisting of 500,000 shares with $.001 par value. The Series B Preferred Stock have the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of forty-eight cents ($.48) per share per annum, payable in cash only from surplus earnings of the Company or in additional shares of Series B Preferred Stock. The dividends are non-cumulative and therefore deficiencies in dividend payments from one year are not carried forward to the next year.

2. Upon the liquidation of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior to any distribution of any assets or surplus funds to the holders of shares of common stock or any other stock, an amount equal to $4.00 per share, plus any accrued and unpaid dividends related to the fiscal year in which such liquidation occurs. Such right, however, is subordinate to the rights of the holders of Series A Preferred Stock to receive a distribution of $1.00 per share plus accrued and unpaid dividends.

3. The shares are convertible at the option of the holder at any time into common shares, based on an initial conversion rate of one share of Series B Preferred Stock for 1.2 common shares.

4.   The holders of the shares have no voting rights.

5. The Company may, at its option, redeem all of the then outstanding share of the Series B Preferred Stock at a price of $4.50 per share, plus accrued and unpaid dividends related to the fiscal year in which such redemption occurs.


--------------------------------------------------------------------------------
                                                                            F-18

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------

7.   Capital Stock Continued

Series C Preferred Stock

In January 1998, the Company authorized the issuance of a total of 30,000 shares of Series C Preferred Stock, $.001 par value, $100 stated value. The Series C Preferred Stock have the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of 12% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.

2. Upon the liquidation of the Company, the holders of the Series C Preferred Stock are entitled to receive an amount per share equal to the greater of
     (a) the amount they would have received if they had converted the shares into shares of Common Stock immediately prior to such liquidation plus declared but unpaid dividends; or (b) the stated value, subject to adjustment.

3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into approximately 57.14 shares of common stock at an initial conversion price, subject to adjustments for stock splits, stock dividends and certain combination or recapitalization of the common stock, equal to $1.75 per share of common stock.

4.   The holders of the shares have no voting rights.


Series D Preferred Stock

In January 1999, the Company's Board of Directors authorized the issuance of a total of 1,140,000 shares of Series D Preferred Stock $.001 par value, $1.75 stated value. The Series D Preferred Stock has the following rights and privileges:

1. The holders of the shares are entitled to dividends at the rate of 10% per share per annum of the aggregate stated value. The dividends are non-cumulative and, therefore, deficiencies in dividend payments from one year are not carried forward to the next year.


--------------------------------------------------------------------------------

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


7.   Capital Stock Continued

Series D Preferred Stock - continued

2. Upon the liquidation of the Company, the holders of the Series D Preferred Stock are entitled to receive an amount per share equal to the greater of
     (a) the amount they would have received had they converted the shares into Common Stock immediately prior to such liquidation plus all declared but unpaid dividends; or (b) the stated value, subject to adjustment.

3. Each share is convertible, at the option of the holder at any time until January 1, 2002, into one share of Common Stock at an initial conversion price, subject to adjustment. The Series D Preferred Stock shall be converted into one share of the Common Stock subject to adjustment (a) on January 1, 2002 or (b) upon 30 days written notice by the Company to the holders of the Shares, at any time after (i) the 30-day anniversary of the registration statement on which the shares of Common Stock issuable upon conversion of the Series D Preferred Stock were registered and (ii) the average closing price of the Common Stock for the 20-day period immediately prior to the date on which notice of redemption is given by the Company to the holders of the Series D Preferred Stock is at least $3.50 per share.

4.   The holders of the shares have no voting rights.


8.   Stock Option Plan and Warrants

The Company has a Stock Option Plan (the Option Plan) which reserves 300,000 shares of the Company's authorized but unissued common stock for the granting of stock options. An amendment to the Plan increases the number of shares of common stock reserved for issuance thereunder by an aggregate of 300,000 shares.

The Option Plan provides for the grant of incentive stock options and non-qualified stock options to employees and non-employee directors of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by the Board of Directors or a Compensation Committee, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.


--------------------------------------------------------------------------------
                                                                            F-20

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



8.   Stock Option Plan and Warrants Continued

In addition, the Company has granted warrants to purchase the Company's common stock to various entities. During the years ended December 31, 1999 and 1998, the Company granted the following warrants:

o In connection with the Company issuing Series C Preferred Stock, the Company issued warrants to purchase up to 100,000 shares of common stock at a purchase price of $3.00 per share. The warrant is currently exercisable and expires on February 24, 2001.

o The Company issued warrants to purchase 100,000 shares of the Company's common stock at a price of $4.00 per share to an individual, as consideration for consulting and legal services. The warrants are currently exercisable and expire on December 18, 2008.

o In connection with the Company issuing Series D Preferred Stock, the Company issued warrants to purchase up to 211,400 shares of common stock at a purchase price of between $2.38 and $2.69 per share. The warrants are currently exercisable and expire on February 12, 2004.


--------------------------------------------------------------------------------
                                                                            F-21

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



8.   Stock Option Plan and Warrants Continued

A schedule of the options and warrants is as follows:



                                              Number of             Exercise
                                     ----------------------------  Price Per
                                        Options       Warrants       Share
                                     ------------------------------------------

Outstanding at January 1,
  1998                                      450,200     1,736,625  $3.00 - 8.13
     Granted                                319,960       200,000   2.31 - 5.00
     Forfeited                              (50,000)            -          5.00
                                     ------------------------------------------

Outstanding at December 31,
 1998                                       720,160     1,936,625  $3.00 - 8.13
     Granted                                310,040       801,400   2.30 - 7.50
     Exercised                                    -      (166,980)  2.30 - 3.00
     Expired                                      -       (17,945)  3.00 - 4.00
     Forfeited                             (121,450)            -          5.00
                                     ------------------------------------------

Outstanding at December 31,
  1999                                      908,750     2,553,100  $2.30 - 8.13
                                     ------------------------------------------



9.   Stock-Based Compensation

The Company adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense for the Company's stock options been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below:


                                                        Years Ended
                                                        December 31,
                                            ------------------------------------
                                                   1999              1998
                                            ------------------------------------

Net loss - as reported                      $       (3,622,000)  $   (2,759,000)
Net loss - pro forma                        $       (4,433,000)  $   (3,044,000)
Loss per share - as reported                $             (.54)  $         (.69)
Loss per share - pro forma                  $             (.66)  $         (.76)
                                            ------------------------------------


--------------------------------------------------------------------------------
                                                                            F-22

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



9.   Stock-Based Compensation Continued

The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                                   December 31,
                                        -----------------------------------
                                               1999             1998
                                        -----------------------------------

Expected dividend yield                 $               -    $           -
Expected stock price volatility                        81%              82%
Risk-free interest rate                               6.0%             5.0%
Expected life of options                       2 - 5 years          6 years
                                        -----------------------------------


The weighted average fair value of options granted during the years ended December 31, 1999 and 1998 are $1.24 and $1.85, respectively.

The following table summarizes information about stock options and warrants outstanding at December 31, 1999:


                            Outstanding                      Exercisable
              ------------------------------------------------------------------
                             Weighted
                              Average
                             Remaining    Weighted                   Weighted
   Range of                 Contractual    Average                   Average
   Exercise      Number        Life       Exercise      Number       Exercise
    Prices     Outstanding    (Years)       Price     Exercisable     Price
--------------------------------------------------------------------------------

$2.30 - 5.00   2,186,850        3.35     $    3.75    2,114,630   $         3.73
 7.50 - 8.13   1,275,000        1.53          7.55    1,200,000             7.55
--------------------------------------------------------------------------------

$2.30 - 8.13   3,461,850        2.61     $    5.15    3,314,630   $         5.12
--------------------------------------------------------------------------------


10.  Related Party Transactions

The Company has an amended exclusive patent license agreement with a company which owns the patent for the laser-probe used on the Photon machine. This company is owned by a shareholder of the Company. The agreement provides for the payment of a 1% royalty on all sales proceeds related directly or indirectly, to the Photon machine. The agreement terminates on July 7, 2003. Through December 31, 1999, no significant royalties have been paid under this agreement.


--------------------------------------------------------------------------------
                                                                            F-23

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



10.  Related Party Transactions Continued

A law firm, of which a former director of the Company is a shareholder, has rendered legal services to the Company. The Company paid this firm $53,000 and $97,000, for the year ended December 31, 1999 and 1998, respectively. As of December 31, 1999, the Company owed this firm $9,000 which is included in accounts payable.

The Company had an investment banking agreement with Win Capital Corp. (Win) for a two year period which may be extended an additional year. A former director of the Company is also a former director of Win. The Company pays a retainer to Win Capital of $2,000 per month for the first six months, $4,000 per month for the second six months and $6,000 per month for the remainder of the contract. The Company also issued a warrant to Win Capital to purchase up to 191,000 shares of common stock at a purchase price of $3.00 per share. In March 1998, the Company issued to Win Capital a warrant to purchase 100,000 shares of the Company's common stock at a price of $3.00 per share. The Company satisfied the cash portion of this agreement in 1999 through the payment of $7,500 and the issuance of 24,200 shares of common stock.

Prior to the initial closing of the Series D Preferred Offering, the Company borrowed $75,000 from Cyn Del, of which a former director of the Company is President, a director and shareholder and $25, 000 from Win Capital. The combined $100,000 loan bore interest at a rate of 10% per annum, and was paid back at the end of six months. The Company issued to Cyn Del warrants to purchase 105,000 shares of Common Stock and Win Capital warrants to purchase 35,000 shares. The Company also entered into a one-year consulting agreement, wherein Cyn Del would provide consulting services to the Company in consideration for a fee of $5,000 per month for the term of the agreement. In April, 1999 the Board of Directors agreed to grant 25,000 warrants to Win and 75,000 warrants to Cyn Del, both at an exercise price of $4.00 per share, if they exercised their outstanding warrants, which they did.



--------------------------------------------------------------------------------
                                                                            F-24

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



11.  Supplemental Cash Flow Information

During the year ended December 31, 1999:

o The Company issued common stock in exchange for inventory of $2,528,000, intangible assets of $120,000, equipment of $9,000 and accounts payable of $107,000.

o The Company increased the accumulated deficit and additional paid-in capital by $872,000 due to the difference between the Series D preferred stock conversion price and the common stock fair value.

o The Company acquired property and equipment in exchange for long-term debt of $19,000.


During the year ended December 31, 1998:

o The Company issued Series C Preferred Stock in exchange for long-term debt of $995,000 and debt-offering costs of $166,000.

o The Company issued common stock for future services in the amount of $94,000.

o    The Company issued common stock in exchange for long-term debt of $75,000.

o The Company issued common stock in exchange for a related-party payable of $399,000.

o The Company issued common stock in exchange for production rights of $374,000 and inventory of $126,000.

o The Company increased the accumulated deficit and additional paid- in capital by $4,870,000 due to the difference between the Series C preferred stock conversion price and the common stock fair value.

o The Company acquired computer equipment in exchange for long-term debt of $36,000.


--------------------------------------------------------------------------------
                                                                            F-25

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



11.  Supplemental Cash Flow Information Continued

Actual amounts paid for interest and income taxes are as follows:


                                                    Years Ended
                                                   December 31,
                                        -----------------------------------
                                               1999              1998
                                        -----------------------------------

Interest                                $        15,000   $        33,000
                                        -----------------------------------

Income taxes                            $             -   $             -
                                        -----------------------------------



12.  Export Sales

Total sales include export sales by major geographic area as follows:


                                                    Years Ended
                                                   December 31,
                                        -----------------------------------
Geographic Area                                1999              1998
---------------
                                        -----------------------------------

Far East                                $          556,000  $         3,000
South America                                      266,000          140,000
Middle East                                        151,000          150,000
Europe                                              30,000           11,000
                                        -----------------------------------

                                        $        1,003,000  $       304,000
                                        -----------------------------------


13.  Profit Sharing Plan

The Company has adopted a profit sharing plan pursuant to which an amount equal to 10% of the pretax profits of the Company will be set aside for the benefit of the Company's officers and key employees. This amount will only be paid if the Company's qualified pretax profits exceed $10,000,000 for any fiscal year prior to December 31, 2001.



--------------------------------------------------------------------------------
                                                                            F-26

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



14.  Savings Plan

In November 1996, the Company established a 401(k) Retirement Savings Plan for the Company's officers and employees. The Plan provisions include eligibility after six months of service, a three year vesting provision and 100% matching contribution by the Company up to 3% of a participant's compensation. During the years ended December 31, 1999 and 1998, the Company contributed approximately $19,000 and $11,000 to the Plan, respectively.


15.  Commitments and Contingencies

Consulting Agreements

During the year ended December 31, 1999 the Company entered a consulting agreement with a former officer of the Company, which expires in 2004 and requires annual payments of $25,000 through 2003 and a payment of $12,500 in 2004.

During the year ended December 31, 1999 the Company entered into a business development agreement with an individual. The terms of this agreement are for one year and provide for a commission of 10% up to a maximum of $1,000,000 in the event the individual is able to find a party to acquire the Company.

Employment Agreements

The Company has employment agreements with an officer and key employees which expire between December 2001 and December 2002. The agreements provide for aggregate annual compensation of $195,000 through 2001, and $135,000 through 2002. In addition, the Company has entered into agreements which provide for additional payments to be made to the officer in the event the Company has a change of control.

Litigation

The Company may become or is subject to investigations, claims or lawsuits ensuing out of conduct of its business, including those related to environmental safety and health, product liability, commercial transactions etc. The Company is currently not aware of any such items which it believes could have a material adverse effect on its financial position.


--------------------------------------------------------------------------------
                                                                            F-27

                                               PARADIGM MEDICAL INDUSTRIES, INC.

                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


16.  Fair Value of Financial Instruments

The Company's financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at market interest rates.


17.  Recent Accounting Pronouncements

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities- Deferral of the Effective date of FASB Statement No. 133." SFAS 133 establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.


18.  Subsequent Event

On January 28, 2000, the Company entered into a letter of intent with a company to purchase all the outstanding shares of common stock of that company. As consideration for the purchase the Company will issue 750,000 common shares to the company.



--------------------------------------------------------------------------------
                                                                            F-28

Item  8. Changes in and Disagreements with Accountants on Accounting and
------------------------------------------------------------------------
Financial Disclosures
--------------------

   None.

                                    PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance
--------------------------------------------------------------------------------
with Section 16(a) of the Exchange Act.
---------------------------------------

    The executive officers and directors of the Company, their ages and their positions are set forth below:

      Name                      Age         Position

      Thomas F. Motter          51      Chairman of the Board, President and
                                        Chief Executive Officer and acting
                                        Chief Financial Officer
      Robert L. Frome           60      Director
      David M. Silver, Ph.D.    58      Director
      Randall Mackey            54      Director

      The directors are elected for one year terms which expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

      Thomas F. Motter has served as Chairman of the Board of the Company since April 1993. Since December 12,1997 and from May 1994 to August 1997, he has served as President and Chief Executive Officer of the Company. From June 1989 to April 1993, Mr. Motter served as Chief Executive Officer of Paradigm Medical, Inc. which merged with the Company in May 1994. From September 1990 to April 1992, he was employed by HGM Medical Laser Systems as general manager of their International Division. From October 1978 to June 1989, Mr. Motter was employed by SmithKline Beckman's Humphrey Instruments Division, which developed and manufactured advanced ophthalmic diagnostic instruments, serving last as National Sales Manager overseeing all domestic sales in its ophthalmic computer division. Mr. Motter received a B.A. degree in English from Stephen's College in 1970 and an M.B.A. degree from Pepperdine University in 1975.

      Robert L. Frome, has been a director of the Company since September 3, 1998. He has been a Senior Partner at the Olshan Grundman Frome Rosenzweig & Wolosky LLP law firm in New York City for over twenty years. He serves as a director of HealthCare Services Group, Inc., the nation's largest provider of housekeeping, linen and laundry services to long term care facilities, and of NuCo2 Inc., the nation's largest provider of bulk carbon dioxide to restaurant, fast food outlets and convenience stores. Mr. Frome is a trustee of Daytop Village Foundation and The Hospital for Joint Diseases of New York University Medical Center. He received an LL.B. from Harvard Law School in 1961 and LL.M. and B.S. degrees from New York University in 1962 and 1958, respectively.

      David M. Silver, Ph.D. has been re-appointed a director of the Company in January 2000. He had served as a director of the Company from November 1995 to September 1998. Dr. Silver is a Principal Senior Scientist in the Milton S. Eisenhower Research and Technology Development Center at the Johns Hopkins University Applied Physics Laboratory, where he has been employed since 1970. He served as the J. H. Fitzgerald Dunning Professor of Ophthalmology in the Johns Hopkins Wilmer Eye Institute in Baltimore during 1998-99. He received a B.S. degree from Illinois Institute of Technology, an M.A. degree from Johns Hopkins University and a Ph.D. degree from Iowa State University before holding a postdoctoral fellowship at Harvard University and a visiting scientist position at the University of Paris.

      Randall A. Mackey has been re-appointed a director of the Company in January 2000. He had served as a director of the Company from November 1995 to September 1998. Since 1989, Mr. Mackey has been a shareholder of the Salt Lake City law firm of Mackey Price & Williams and its predecessor firms. Mr. Mackey received a B.S. degree in Economics from the University of Utah in 1968, a M.B.A. degree from Harvard University in 1970, a J.D. degree from Columbia University in 1975 and a B.C.L. degree from Oxford University in 1977. Since January 1998, Mr. Mackey has served as a director of Cimetrix Incorporated, a software development company. Mr. Mackey is Vice Chair of the Board of Trustees of Salt Lake Community College.

Technical and Medical Advisory Personnel

      The Company utilizes an informal Clinical Advisory Board of recognized practicing ophthalmic surgeons in technical and medical advisory capacities. Outside consultants are generally used on an ad hoc basis and such individuals do not meet together as a group and are not compensated. The Members of the Company's Clinical Advisory Board are as follows:

      Paul L. Archambeau, M.D. -- Dr. Archambeau is an ophthalmologist in Santa Rosa, California and a faculty member at the University of California at San Francisco. He received his medical degree at the University of Buffalo Medical School in 1959 and performed his residency at the Mayo Clinic in Rochester, Minnesota.

      Daniele S. Aron-Rosa, Ph.D, M.D. -- Dr. Aron-Rosa is a faculty member at the Rothschild Eye Institute in Paris, France. She received a doctorate degree in physics from the University of Paris in 1957 and received her medical degree there in 1962 and performed her residency at the University of Paris Hospital.

      David C. Brown, III, M.D. -- Dr. Brown is an ophthalmologist in Fort Myers, Florida. He received his medical degree at the University of Florida in 1963 and also performed his residency at that facility.

      Alan S. Crandall, M.D. -- Dr. Crandall is an ophthalmologist in Salt Lake City, Utah. He received his medical degree at the University of Utah in 1973 and performed his residency at the University of Pennsylvania.

      I. Howard Fine, M.D. -- Dr. Fine is an ophthalmologist practicing in Eugene, Oregon and a member of the Oregon Health Sciences University faculty. Dr. Fine received his medical degree at Boston University in 1966 and also performed his residency at that facility.

      Stephane P. Ganem, M.D. -- Dr. Ganem is chairman of the ophthalmology department at the Rothschild Eye Institute in Paris, France.

      Frederic B. Kremer, M.D. -- Dr. Kremer is an ophthalmologist in Radnor, Pennsylvania. He received his medical degree at the Jefferson Medical Center in 1976 and performed his residency at the Wills Eye Hospital in Philadelphia, Pennsylvania.

      Francis A. L'Esperance, M.D. -- Dr. L'Esperance is President of the American Board of Laser Surgery and a faculty member at the Columbia College of Physicians and Surgeons. He received his medical degree from Harvard Medical School in 1956 and performed his residency at the Massachusetts Eye and Ear Infirmary.

      Michael B. Limberg, M.D. -- Dr. Limberg is an ophthalmologist practicing in San Luis Obispo, California. He received his medical degree at the University of Utah Medical School in 1982 and performed his residency at Louisiana State University.

      Marc A. Michelson, M.D. -- Dr. Michelson is an ophthalmologist in Birmingham, Alabama. He received his medical degree at the University of Alabama in 1975, and performed his residency at the Eye Foundation Hospital in Birmingham, Alabama.

      Lawrence E. Noble, M.D. -- Dr. Noble is an ophthalmologist in Provo, Utah. He received his medical degree at the University of Oregon in 1964, and performed his residency at the Good Samaritan Hospital.

      Jaswant Singh Pannu, M.D. -- Dr. Pannu is an ophthalmologist in Lauderdale Lakes, Florida. He received his medical degree at the University of Miami in 1967 and performed his residency at the Milwaukee, Wisconsin Veterans Administration Hospital and at Evanston Hospital in Evanston, Illinois.

      David M. Schneider, M.D. -- Dr. Schneider is an ophthalmologist in Cincinnati, Ohio. He received his medical degree at the University of Cincinnati in 1975, and performed his residency at the University of Cincinnati.

      Jeffrey G. Straus, M.D. -- Dr. Straus is an ophthalmologist in Metairie, Louisiana. He received his medical degree at State University of New York at Buffalo in 1984 and performed his residency at Ochsner Foundation Hospital and Clinic in New Orleans, Louisiana.

      Gerald Zelman, M.D. -- Dr. Zelman is a Ophthalmologist in Manhasset, New York. He received his medical degree at the University of Lausanne in 1964, and performed his residency at the Brooklyn Eye and Ear facility in Brooklyn, New York.

Board Meetings and Committees

      The Board of Directors held a total of nine meetings during the fiscal year ended December 31, 1999. The Audit Committee of the Board of Directors consists of directors Robert L. Frome, David M. Silver, and Randall A. Mackey. The Audit Committee last met on September 10, 1999. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and internal audit department and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors consists of directors Thomas F. Motter, David M. Silver, and Randall A. Mackey. The Compensation
Committee also last met on September 10, 1999. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. No director attended fewer than 75% of all meetings of the Board of Directors during the 1999 fiscal year.

      Pursuant to Nasdaq corporate governance requirements recently made applicable to Nasdaq SmallCap Market companies, the Company must have (i) a minimum of two independent directors; (ii) an audit committee with a majority of independent directors; and (iii) an annual stockholders meeting. The Company has and can presently satisfy each of these requirements. Messrs. Frome, Silver, and Mackey qualify as independent directors.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934


Item 10. Executive Compensation

      The following table sets forth, for each of the last three fiscal years, the compensation received by Thomas F. Motter, Chairman of the Board, President, Chief Executive Officer, and acting Chief Financial Officer of the Company all other executive officers (collectively, the "Named Executive Officers") at December 31, 1999 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 1999.


                                                        Summary Compensation Table

                                                                                        Long-Term Compensation
                                   Annual Compensation                            Awards                     Payouts

                                                         Other                  Securities
                                                        Annual     Restricted   Underlying      Long-term    All Other
     Name and                                          Compensa-      Stock      Options/       Incentive    Compensa-
Principal Position    Period   Salary($)    Bonus($)   tion($)(6)    Awards($)    SARs(#)       Payout($)    tion ($)(5)

Thomas F. Motter,     1999(1)   $141,208         0              0          0           50,000(5)      0        $5,000(4)
Chairman of the       1998(2)   $122,497         0              0          0                0         0        $6,000(4)
Board, President      1997(3)   $129,584         0         $5,250          0                0         0             0
and Chief Executive
Officer

Robert W. Millar(6),  1999(1)   $114,383         0              0          0                0         0        $3,125(4)
Vice President of     1998(2)   $121,019         0         $5,250          0                0         0        $6,000(4)
Engineering and       1997(3)    114,675         0              0          0                0         0             0
Manufacturing

Michael W. Stelzer(7),1999(1)   $113,019         0              0          0           20,000(5)      0        $8,000(4)
Secretary/Treasurer,  1998(2)    $78,541         0              0          0                0         0             0
Chief Financial       1997(3)    $20,060         0              0          0                0         0             0
Officer, Chief
Operating Officer,
Vice President of
Operations, Director

(1)  For the fiscal year ended December 31, 1999

(2)  For the fiscal year ended December 31, 1998

(3)  For the fiscal year ended December 31, 1997

(4) The amounts indicated under "Other Annual Compensation" for 1998 and 1999 consist of payments related to the operation of automobiles by the named executive.

(5) On September 10, 1999, the Company granted Mr. Motter and Mr. Stelzer options to purchase 50,000 and 20,000 shares, respectively, of the Company's Common Stock at an exercise price of $4.00 per share. These options expire on September 10, 2004.

(6) Mr. Millar resigned as an officer of the Company on August 27, 1999, and as a director on September 30, 1999.

(7) Mr. Stelzer resigned as an officer and a director of the Company on January 21, 2000.

      The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31,

1999, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 1999.



             Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                        Number of Securities Underlying         Value of Unexercised
                                                           Unexercised Options/SARs         In-the-Money Options/SARs at
                                                             at December 31, 1999(#)             December 31, 1999($)
                     Shares Acquired       Value
       Name          on Exercise (#)   Realized ($)      Exercisable      Unexercisable     Exercisable      Unexercisable
Thomas F. Motter           -0-              -0-              193,450               -0-      193,450                  -0-

Robert W. Millar           -0-              -0-                  -0-           121,450          -0-                  -0-

John W. Hemmer             -0-              -0-               57,450               -0-       57,450                  -0-

Michael W. Stelzer         -0-              -0-               77,450               -0-       77,450                  -0-

Curtis G. Page             -0-              -0-               10,080               -0-        3,360                6,720

Richard D. Dirkson         -0-              -0-                5,040               -0-        5,040                  -0-

Director Compensation

   Steven J. Bayern and Patrick M. Kolenik, who were directors of the Company during 1999, and subsequently resigned as directors on January 21, 2000, and Robert L. Frome were each granted stock options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. Outside directors are also reimbursed for their expenses in attending Board and committee meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor.

Employee 401(k) Plan

      In October 1996, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of November 1, 1996, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the Board to determine the amount of the contribution at the beginning of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 100% of the participating employee's contribution to the plan up to a maximum discretionary employee contribution of 3% of a participating employee's compensation, as defined by the plan. All persons who have completed at least six months' service with the Company and satisfy other plan requirements are eligible to participate in the 401(k)plan.

1995 Stock Option Plan

      The Company adopted a 1995 Stock Option Plan (the "Plan"), for officers, employees, directors and consultants of the Company on November 7, 1995. The Plan authorized the granting of stock options ("Plan Options")to purchase an aggregate of not more than 300,000 shares of the Company's Common Stock. On February 16,1996, options for substantially all 300,000 shares were granted. On June 9, 1997, the Company's shareholders approved an amendment to the Plan to increase the number of shares of Common Stock reserved from issuance thereunder by an aggregate of 300,000 shares. That same day, 20,000 options each were granted to Michael W. Stelzer, formerly Vice President of Operations and Chief Operating Officer of the Company, and John W. Hemmer, then Vice President of Finance, Treasurer and Chief Financial Officer of the Company. On September 14, 1998, 37,450 options each were granted to Thomas F. Motter, President and Chief Executive Officer of the Company, Robert W. Millar, then Vice President of Engineering and Manufacturing, and Messrs. Stelzer and Hemmer, and 75,000 options each to Patrick M.

Kolenik and Robert L. Frome, two outside directors of the Company at the time.

      On September 10, 1999, 50,000 options were granted to Mr. Motter, 20,000 options were granted to Mr. Stelzer, and 75,000 options were granted each to Messrs. Kolenik, Frome and Steven J. Bayern, the three outside directors of the Company at the time. There are presently outstanding options to purchase 908,750 shares of the Company's Common Stock that have been granted under the Plan. No such options had been exercised as of December 31, 1999.

      The Plan is administered by the Board of Directors or a Compensation Committee of not less than two disinterested members of the Board of Directors. In general, the Board of Directors or the Compensation Committee, as the case may be, will select the person to whom options will be granted and will determine, subject to the terms of the Plan, the number, exercise, and other provisions of such options. Options granted under the Plan will become exercisable at such times as may be determined by the Board of Directors or the Compensation Committee, as the case may be.

      Options under the Plan may be either incentive stock options ("ISOs"), as such term is defined in the Internal Revenue Code of 1986, as amended, or non-ISOs. ISOs may only be granted to persons who are employees of the Company. Non-ISOs may be granted to any person, including, but not limited to, employees of the Company, independent agents, consultants, as the Board of Directors or the Compensation Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company. The Board of Directors or the Compensation Committee as the case may be, shall determine the exercise price of options granted under the Plan, provided that, in the case of ISOs, such price may not be less than 100% (110% in the case of ISOs granted to holders of 10% of voting power of the Company's stock) of the fair market value (as defined in the
Plan) of the Common Stock on the date of grant. The aggregate fair market value (determined at the time of option grant)of stock with respect to which ISOs become exercisable for the first time in any year cannot exceed $100,000.

      The term of each option shall not be more than 10 years (five years in the case of ISOs granted to holders of 10% of the voting power of the Company's stock) from the date of grant. The Board of Directors has a right to amend, suspend or terminate the Plan at any time; provided, however, that unless ratified by the Company's stockholders, no amendment or change in the Plan will be effective which would increase the total number of shares which may be issued under the Plan, materially increase the benefits accruing to persons granted under the Plan or materially modify the requirements as to eligibility and participation in the Plan. No amendment, supervision or termination of the Plan shall, without the consent of an employee to whom an option shall heretofore have been granted, affect the rights of such employee under such option.

Employment Agreements

      The Company entered into employment agreements with each of Thomas F. Motter, Michael W. Stelzer, Robert W. Millar and John W. Hemmer and which commenced on January 1, 1998 and expire on January 1, 2003. The agreements require each employee to devote substantially all of his working time to the Company, provide that each of them may be terminated for "cause" (as provided in the agreements)and prohibit each of them from competing with the Company for two years following the termination of his employment agreement. The agreements provide for the payment of an initial base salary of $135,000 to Mr. Motter, $100,000 to Mr. Stelzer, $125,000 to Mr. Millar and $120,000 to Mr. Hemmer, and became effective as of January 1, 1998. In January 1998, Mr. Hemmer also received a bonus of 50,000 shares of the Company's Common Stock in recognition of the services previously rendered by him. The agreements provide for salary increases and bonuses as shall be determined at the discretion of the Board of Directors.

Profit Sharing Plan

      On February 16, 1996, the Company adopted a Profit Sharing Plan, pursuant to which an amount equal to 10% of the pretax profits of the Company will be set aside for the benefit of the Company's officers and key employees. This funding will be paid to the Company's officers and key employees as follows: Thomas W. Motter, Chairman of the Board, President and Chief Executive Officer--30%; and a pool of 70% to be allocated among the other officers and key employees as determined by the Compensation Committee and approved by the Board of Directors. This funding will only be paid if the Company's qualified pretax profits exceed $10,000,000 for any fiscal year beginning October 1, 1996 and ending December 31, 2001. If the Company's pretax profits reach $10,000,000 for any fiscal year, the entire pretax profits for that year will qualify for the funding. The plan expires at the end of its fifth fiscal year on December 31, 2001, when all funds held will be disbursed.

Limitation of Liability and Indemnification

      The Company re-incorporated in Delaware in February 1996, in part, to take advantage of certain provisions in Delaware's corporate law relating to limitations on liability of corporate officers and directors. The Company believes that the re-incorporation into Delaware, the provisions of its Certificate of Incorporation and Bylaws and the separate indemnification agreements outlined below are necessary to attract and retain qualified persons as directors and officers. The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. This provision is intended to allow the Company's directors the benefit of Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including breach of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent provided by Delaware law. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and executive officers.

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 11. Security Ownership of Certain Beneficial Owners and Management
-----------------------------------------------------------------------

      The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of December 31, 1999 for
(i) each  executive  officer of the  Company  (ii) each  director of the Company
(iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                  Percent of
Name and Address(1)       Number of Shares        Ownership(2)

Thomas F. Motter(3)         495,083                  5.6%
Douglas MacLeod             418,451                  4.8%
Michael W. Stelzer(4)        77,450                    *
Patrick M. Kolenik (5)       29,577                    *
Robert L. Frome(6)           56,855                    *
Steven J. Bayern(7)               0                    *
Curtis G. Page (8)            3,176                    *
Richard D. Dirkson (9)            0                    *

Executive officers and
directors as a group
     (8 persons)          1,080,592                 12.3%
---------------

*     Less than 1%.

(1) The address for Mr. Motter is c/o Paradigm, 2355 South 1070 West, Salt Lake City, UT, 84119. The address for Mr. Stelzer is 7468 Tall Oaks Drive, Park City, UT 84098. The address for Mr. MacLeod is 1002 South 10th Street, Tacoma, Washington 98405. The address for Mr. Frome is 505 Park Avenue, 16th Floor, New York, New York 10022. The address for Mr. Kolenik is 35 Elizabeth Drive, Laurel Hollow, New York 11791. The address for Mr. Bayern is 5 Cedarwood Court, Laurel Hollow, New York, 11791.
(2)     Assumes no exercise of Class A Warrants.
(3) Includes 300 shares held by Jerry Motter, Mr. Motter's wife, but does not include options to purchase 193,450 shares of Common Stock granted to Mr. Motter under the Company's 1995 Option Plan.
(4) Does not include options to purchase 77,450 shares of Common Stock granted to Mr. Stelzer under the Company's 1995 Option Plan.
(5) Includes 28,570 shares held by an IRA account for the benefit of Mr. Kolenik, does not include options to purchase 150,000 shares of Common Stock granted to Mr. Kolenik, 105,000 shares held by Cyndel & Co., and warrants to purchase 150,000 shares of Common Stock granted by the Company to Cyndel & Co., of which Mr. Kolenik is an officer, director, and 50% owner, 40,200 shares of Common Stock held by Win, and warrants to purchase 435,000 shares of Common Stock granted by the Company to Win, of which Mr. Kolenik is an officer, director, and shareholder.
(6) Does not include options to purchase 150,000 shares of Common Stock granted to Mr. Frome.
(7) Does not include options to purchase 75,000 shares of Common Stock granted to Mr. Bayern, 105,000 shares of Common Stock held by Cyndel & Co., and warrants to purchase 150,000 shares of Common Stock granted by the Company to Cyndel & Co., of which Mr. Bayern is an officer, director, and 50% owner, 40,200 shares of Common Stock held by Win, and warrants to purchase 435,000 shares of Common Stock granted by the Company to Win, of which Mr. Bayern is an officer, director, and shareholder.
(8) Does not include options to purchase 10,080 shares of Common Stock granted to Mr. Page under the Company's 1995 Option Plan.
(9) Does not include options to purchase 5,040 shares of Common Stock granted to Mr. Dirkson under the Company's 1995 Option Plan.

Item 12. Certain Relationships and Related Transactions
-------------------------------------------------------

      The information set forth herein describes certain transactions between the Company and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members of the Company and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

      The Company had subcontracted the manufacture of its Precisionist(TM) Ocular Surgery Workstation(TM) to one of its shareholders, Zevex, Inc. ("Zevex") which is located in Salt Lake City, Utah. On September 23, 1996, the Company entered into a Design, Engineering and manufacturing Agreement with Zevex for the engineering and manufacture of the Workstation(TM)and Precisionist(TM). On November 24, 1999 the Company entered into a Mutual Release and Settlement Agreement, in which the Company purchased the remaining finished good and raw material inventory pertaining to the Precisionist(TM), with the intent to take its development and manufacture in house. For the fiscal year ended ended December 31, 1999, the Company purchased design and manufacturing services in the amount of $225,252 from Zevex.

      On January 8, 1997, the Company subcontracted the subassembly of the laser module piece of the Photon(TM) Laser Phaco(TM) from Sunrise Technologies, Inc. ("Sunrise"). During the 12 month period ending December 31, 1997, the Company purchased 10 laser module subassemblies for a total purchase price of $160,000, from Sunrise whose president was a member of the Company's Board of Directors at the time the manufacturing agreement was signed.

      On December 19, 1995, the Company entered into a settlement and release agreement(the "Settlement Agreement") with Douglas A. MacLeod, a significant shareholder of the Company. Pursuant to this agreement, Mr. MacLeod agreed to terminate certain anti-dilution rights granted to him by the Company. Under the terms of this Settlement Agreement, Mr. MacLeod agreed to terminate his anti-dilution rights in consideration for the following:(i) Mr. Motter agreeing to sell to Mr. MacLeod from his personal holdings 61,111 shares of the Company's Common Stock at a purchase price of $611.11, (ii) Mr. Millar agreeing to sell to Mr. MacLeod from his personal holdings 38,889 shares of the Company's Common Stock at a purchase price of $388.89, and (iii) the Company agreeing to issue to MacLeod an additional 20,000 shares of Common Stock. Based on the value assigned by the Company's investment banker, Kenneth Jerome & Company, Inc., of $1.50 per share, the Company recognized $30,000 of expense for the 20,000 shares issued by the Company and $149,000 of expense and additional paid-in-capital for the 100,000 shares sold by Mr. Motter and Mr. Millar. The Company represented in the Settlement Agreement that a public offering of the Company's securities would be completed by June 1, 1996. On May 24, 1996, the Company and Mr. MacLeod amended the Settlement Agreement to indicate that a public offering of the Company's securities would be completed by July 15, 1996. By order dated July 10, 1996, the SEC declared the Company's Registration Statement to be effective and following the sale of the Company's securities, the closing of the public offering occurred on July 25, 1996.

      The Photon(TM) Laser Phaco(TM) system is protected under a United States patent issued in 1987 to Daniel M. Eichenbaum, M.D. (U.S. Patent Number 4,694,828) for the utility and methods of laser ablation, aspiration and irrigation of tissue through a hand-held probe of a unique design and assigned to Photomed, a corporation owned in part by Dr. Eichenbaum. The Company secured the exclusive worldwide right to this patent shortly after its issue, and to the international patents pending, from Photomed by means of a License Agreement that entitled Dr. Eichenbaum to royalty payments equal to 1% of the proceeds from the net commercial sales of the Photon(TM) Laser Phaco(TM) system and accessories in all medical specialties. The License Agreement terminates

July 7, 2003. The License Agreement was amended on December 5, 1997 to allow Photomed the right to conduct research, development and marketing utilizing the patent in certain medical sub-specialties other than ophthalmology for which the Company would receive royalty payments equal to 1% of the proceeds from the net sales of products utilizing the patent.

      Mr. Mackey, a director of the Company from September 1995 to September 3, 1998, and a director since January 21, 2000, is President and a shareholder of the law firm of Mackey Price & Williams, which has rendered legal services to the Company since February 1995 in connection with the Company's public offering and other corporate matters. Legal fees and expenses paid to Mackey Price & Williams for the ended December 31, 1999, the Company paid legal fees and expenses in the amount of $53,324 and at year end owed $8,967.

      Mr. Kolenik, a director of the Company from November 1997 to January 21 2000, and Mr. Bayern, a director of the company from July, 1999, to January 21, 2000, are officers, directors, and shareholders of Win, the placement agent for the Series C Convertible Preferred Stock offering. Under the terms of an agency agreement with Win, the Company agreed to pay to Win a commission equal to 9% of the aggregate purchase price of the Shares sold, or $269,820. Win was also paid a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Shares sold. The Company has also entered into an agreement with Win dated August 20, 1997, wherein Win agreed to perform unspecified investment banking services for the Company for a two year period, for which the Company agreed to pay Win a monthly retainer of $2,000 for the first six months of the agreement, $4,000 per month for the second six months, and $6,000 per month for the remainder of the agreement. In an agreement entered into in February 1999, WIN agreed to accept $7,500 in cash plus $60,500 in Common Stock valued at the close of business April 1, 1999, in addition to a $50,000 finders fee as it relates to the Series D Preferred Stock Offering.

      In addition, the Company issued Win warrants to purchase 191,000 shares of Common Stock at an exercise price of $3.00 per share in connection with the investment banking agreement and additional warrants to purchase 100,000 shares of Common Stock at $3.00 per share for services rendered in the private placement of Series C Convertible Preferred Stock (collectively, the "Win Warrants").

      Prior to the initial closing of the Offering, the Company borrowed $75,000 from Cyndel, of which Messrs. Kolenik and Bayern are each an officer, director, and 50% shareholder, and $25,000 from Win. The combined $100,000 loan bore interest at a rate of 10% per annum, and was paid back at the end of six months. The Company issued to Cyndel five-year warrants to purchase 105,000 shares of Common Stock and Win warrants to purchase 35,000 share of Common Stock, both at an initial exercise price equal $2.30, the closing price of the Company's Common Stock on the business day immediately prior to the issuance date of the warrants. The Company also entered into a one-year consulting agreement, wherein Win would provide financial consulting services to the Company in consideration for a fee of $5,000 per month for the term of the agreement. On April 7, 1999 the Board of Directors agreed to grant 25,000 warrants to Win and 75,000 warrants to Cyndel, both at an exercise price of 4.00 per share, if they exercised their outstanding warrants, which warrants were exercised in June and August of 1999.


                                     PART IV

Item 13. Exhibits and Reports on Form 8-K

      (a)         Exhibits

      The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

Table No.                            Document

 2.1 Amended Agreement and Plan of Merger between Paradigm Medical Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
 3.1  Certificate of Incorporation(1)
 3.2  Bylaws(1)
 4.1  Specimen Common Stock Certificate (2)
 4.2  Specimen Class A Warrant Certificate(2)
 4.3  Form of Class A Warrant Agreement(2)
 4.4  Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
 4.5  Attorney's Warrant with Mackey Price & Williams(1)
 4.6  Warrant to Purchase Common Stock with Win Capital Corp.(5)
 4.7  Specimen Series C Convertible Preferred Stock Certificate(5)
 4.8 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(5)
10.1  Exclusive Patent License Agreement with Photomed(1)
10.2  Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
10.3  Confidential Disclosure Agreement with Zevex, Inc.(1)
10.4  Indemnity Agreement with Zevex International, Inc.(1)
10.5  Manufacturing Agreement with Sunrise Technologies, Inc.(1)
10.6 Royalty Agreement dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
10.7 Indemnity Agreement dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
10.8 Royalty Agreement (for Ultrasonic Phaco Handpiece) with Dennis L. Oberkamp Design Services(1)
10.9  Lease Agreement with Eden Roc
10.10 1995 Stock Option Plan and forms of Stock Option Grant Agreements(1)
10.11 Design, Engineering and Manufacturing Agreement with Zevex, Inc.(4)
10.12 License and Manufacturing Agreement with O.B.F. Labs, Ltd. (5)
10.13 Agreement with Win Capital Corp. (5)
10.14 Securities Exchange Agreement (5)

10.15 Stock   Exchange   for   Satisfaction   of  Debt   Agreement   with  Zevex
      International, Inc. (6)
10.16 Co-Distribution Agreement with Pharmacia & Upjohn Company and National Healthcare Manufacturing Corporation (6)
10.17 Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. (6)
10.18 Employment Agreement with Thomas F. Motter (7)
10.19 Employment Agreement with Robert W. Millar (7)
10.20 Employment Agreement with John W. Hemmer (7)
10.21 Employment Agreement with Michael W. Stelzer (7)
10.22 Change of Control Termination Agreement with Thomas F. Motter (7)
10.23 Change of Control Termination Agreement with Robert W. Millar (7)
10.24 Change of Control Termination Agreement with John W. Hemmer (7)
10.25 Change of Control Termination Agreement with Michael W. Stelzer (7)
10.26 Asset Purchase Agreement with Mentor Corp., Mentor Ophthalmics Inc., and Mentor Medical Inc.
10.27 Transition Services Agreement with Mentor Corp., Mentor Ophthalmics Inc., and Mentor Medical Inc.
10.28 Severance Agreement and General Release with Michael W. Stelzer
10.29 Consulting Agreement with Dr. Michael B. Limberg
10.30 Renewed Consulting Agreement with Dr. Michael B. Limberg
10.31 Mutual Release and Settlement Agreement with Zevex, Inc.
10.32 Consulting Agreement with Douglas Adams
27    Financial Data Schedule

(1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
(2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
(3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
(4) Incorporated by reference from Annual Report on Form 10-KSB, as filed on December 30, 1996.
(5) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998.
(6) Incorporated by reference from Quarter Report on Form 10-QSB, as filed on August 19, 1998.
(7) Incorporated by reference from Quarter Report on Form 10-QSB, as filed on November 12, 1998.

      (b)  Reports on Form 8-K
           -------------------
        No reports on Form 8-K were filed by the Company during the fourth quarter of 1999.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        PARADIGM MEDICAL INDUSTRIES, INC.



Dated: March 30, 2000                   By:   /s/Thomas F. Motter
                                        ----------------------------------------
                                        Thomas F. Motter, Chairman of the Board,
                                        President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in counterpart on behalf of the Company on the dates indicated.



       Signature                        Title                                            Date
       ---------                        -----                                            ----

/s/Thomas F. Motter             Chairman of the Board,                               March 30, 2000
----------------------          President and Chief Executive Officer
Thomas F. Motter                (Principal Executive Officer)



/s/Randall A. Mackey, Esq.      Secretary and Director                               March 30, 2000
----------------------
Randall A. Mackey, Esq.


/s/Robert L. Frome, Esq.        Director                                             March 30, 2000
----------------------
Robert L. Frome, Esq.


/s/David M. Silver, Ph.D.       Director                                             March 30, 2000
----------------------
David M. Silver, Ph.D.


